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PRICING SUPPLEMENT
(To Prospectus Dated February 2, 2005 and
Prospectus Supplement Dated February 16, 2006)

The Bear Stearns Companies Inc.
$1,350,000
12.0% Annualized Coupon, Payable as a Single Coupon Payment of 6.0% of Par at Maturity, Due October 2, 2006
Linked to the Common Stock of Exxon Mobil Corporation, Common Stock of
ConocoPhillips and Common Stock of Halliburton Company

        Terms used herein are defined in the prospectus supplement. The Notes offered will have the terms described in the prospectus supplement and the prospectus, as supplemented or modified by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

•	Reference Assets:	(1) Common stock, no par value, Exxon Mobil Corporation, traded on the New York Stock Exchange ("NYSE") under the symbol "XOM;" (2) Common stock, par value $0.01, ConocoPhillips, traded on the NYSE under the symbol "COP;" and (3) Common stock, par value $2.50, Halliburton Company, traded on the NYSE under the symbol "HAL."
•	Principal amount:	$1,350,000
•	Pricing Date:	March 28, 2006
•	Original Issue Date:	March 31, 2006
•	Calculation Date:	September 28, 2006, subject to postponement in the event of certain Market Disruption Events.
•	Maturity Date:	October 2, 2006.
•	Coupon rate:	12.0% per annum, payable as a single coupon payment of 6.00% of par at maturity.
•	Interest Payment Date:	One payment of 6.00% of par at maturity.
•	Initial Levels:	$60.95 for XOM; $63.75 for COP; and $73.18 for HAL.
•	Final Levels:	For each Reference Asset, the Closing Price of the Reference Asset on the applicable Calculation Date.
•	Conversion Level: (or Contingent Protection Level)	90%.
•	Conversion Prices: (or Contingent Protection Price)	$54.86 for XOM; $57.38 for COP; and $65.86 for HAL.
•	Payment at maturity:
We will pay you 100% of the principal amount of your Notes, in cash, at maturity if the Final Level of each Reference Asset is equal to or greater than the Conversion Price of such Reference Asset. However, if the Final Level of one or more Reference Assets is less than the Conversion Price of such Reference Asset, we, at our option, will either: (i) physically deliver to you a number of shares of the Reference Asset with the greatest percentage price decline equal to that Reference Asset's Exchange Ratio plus the Fractional Share Cash Amount (which means that you will receive shares with a market value that is less than the principal amount of your Notes); or (ii) pay you an equivalent cash amount. It is our intent to physically deliver shares when applicable, but we reserve the right to settle the Note in cash.
•	Exchange Ratios:	18 for XOM; 17 for COP; and 15 for HAL.
•	Fractional Share Cash Amounts:
For each Reference Asset, an amount in cash per $1,000 par amount equal to the Final Level multiplied by the difference between (1) the principal amount per Note divided by the Conversion Price (rounded to the nearest three decimal places), and (2) the Exchange Ratio.
•	CUSIP:	073902KH0
•	Listing:	The Notes will not be listed on any U.S. securities exchange or quotation system.

        INVESTMENT IN THE NOTES INVOLVES CERTAIN RISKS. YOU SHOULD REFER TO "RISK FACTORS" BEGINNING ON PAGE PS—4 BELOW.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or determined that this pricing supplement, or the accompanying prospectus supplement and prospectus, is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Initial public offering price	100.00%	$1,350,000
Agent's discount	1.0%	$13,500
Proceeds, before expenses, to us	99.0%	$1,336,500

        We may grant the agents a 30-day option from the date of the final pricing supplement, to purchase from us up to an additional $200,000 of Notes at the public offering price, less the agent's discount, to cover any over-allotments. We expect that the Notes will be ready for delivery in book-entry form only through the book-entry facilities of The Depository Trust Company in New York, New York, on or about the Original Issue Date, against payment in immediately available funds. The distribution of the Notes will conform to the requirements set forth in Rule 2720 of the National Association of Securities Dealers, Inc. Conduct Rules.

Bear, Stearns & Co. Inc.
March 28, 2006

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement (including a prospectus, as supplemented by a prospectus supplement) with the SEC, for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus and prospectus supplement and any other documents relating to this offering that we have filed with the SEC for more complete information about us and this offering. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the pricing supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Agent will arrange to send you the prospectus and the prospectus supplement if you so request by calling toll-free 866-803-9204.

        You may access these documents on the SEC web site at www.sec.gov as follows:

  •
  Prospectus Supplement, dated February 16, 2006, and Prospectus, dated February 2, 2005:

http://www.sec.gov/Archives/edgar/data/777001/000104746906002070/a2167609z424b2.htm

RETURN ON THE NOTES

The Notes are not principal protected and you may lose some or all of your principal.

Payment at Maturity

        We will pay you 100% of the principal amount of your Notes, in cash, at maturity if the Final Level of each Reference Asset is equal to or greater than the Conversion Price of such Reference Asset.

        However, if the Final Level of one or more Reference Assets is less than the Conversion Price of such Reference Asset, we, at our option, will either: (i) physically deliver to you a number of shares of the Reference Asset with the greatest percentage price decline equal to that Reference Asset's Exchange Ratio plus the Fractional Share Cash Amount (which means that you will receive shares with a market value that is less than the principal amount of your Notes); or (ii) pay you an equivalent cash amount. It is our intent to deliver shares when applicable, but we reserve the right to settle the Note in cash.

        We will (i) provide written notice to the Trustee and to the Depositary, on or prior to the Business Day immediately prior to the Maturity Date of the amount of cash or number of shares of such Reference Asset (and cash in respect of coupon and cash in respect of any fractional shares of such Reference Asset), as applicable, to be delivered, and (ii) deliver such cash or shares of such Reference Asset (and cash in respect of coupon and cash in respect of any fractional shares of such Reference Asset), if applicable, to the Trustee for delivery to you. The Calculation Agent shall determine the Exchange Ratio.

Interest

        The interest rate, if any, is designated on the cover of this pricing supplement. The interest paid will include interest accrued from the Original Issue Date to, but excluding, the Maturity Date. Interest payable on the Maturity Date will be payable to the person to whom principal is payable.

RISK FACTORS

        You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities. Prospective purchasers of the Notes should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration, with their advisers, of the suitability of the Notes in light of their particular financial circumstances, the following risk factors and the other information set forth in this pricing supplement and the accompanying prospectus supplement and prospectus.

        The following highlights some, but not all, of the risk considerations relevant to investing in the Notes. The following must be read in conjunction with the sections "Risk Factors," "Risk Factors—Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset," and "Risk Factors—Additional Risks Relating to Certain Notes with more than One Reference Asset," beginning on pages S-5, S-12 and S-16, respectively, in the Prospectus Supplement. Defined terms not defined herein shall have the same meaning as in such Prospectus Supplement.

        Suitability of Notes for Investment—A person should reach a decision to invest in the Notes after carefully considering, with his or her advisors, the suitability of the Notes in light of his or her investment objectives and the information set out in this free writing prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

        Not Principal Protected—The Notes are not principal protected. If the Final Level of one or more Reference Assets is less than the Conversion Price of such Reference Asset, the amount of principal you receive at maturity will be reduced by the percentage decrease in the Reference Asset that has exhibited the largest percentage price decline.

        Loss is Linked to the Reference Asset that has Exhibited the Greatest Percentage Price Decline—If the Final Level of any Reference Asset is less than the Conversion Price of such Reference Asset, gains in any of the other Reference Assets will be irrelevant. For example, if the Final Level of two of the Reference Assets increases substantially but the Final Level of one Reference Asset is below the Conversion Price for such Reference Asset, you will not be principal protected and the Cash Settlement Value and/or value of physically delivered shares you receive will be based solely on the percentage decrease in the lowest performing Reference Asset.

        Upside Limited to Coupon—Even if the Final Level of each of the Reference Assets exceeds the Initial Level of such Reference Asset, your return will be limited to the principal amount you invested plus the coupon payments. You will not participate in any appreciation in the value of the Reference Assets.

        No Secondary Market—Because the Notes will not be listed on any securities exchange, a secondary trading market is not expected to develop, and, if such a market were to develop, it may not be liquid. Bear, Stearns & Co. Inc. intends under ordinary market conditions to indicate prices for the Note on request. However, there can be no guarantee that bids for outstanding Note will be made in the future; nor can the prices of any such bids be predicted.

        No Interest, Dividend or Other Payments—You will not receive any interest or dividend payments or other distributions on the stocks comprising the Reference Assets; nor will such payments be included in the calculation of the Cash Settlement Value you will receive at maturity.

        Taxes—We intend to treat each Note as a put option written by you in respect of the Reference Assets and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Note, you agree to treat the Note in accordance with this characterization for all U.S. federal income tax purposes; however, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Note, other characterizations and treatments are possible. See "Certain U.S. Federal Income Tax Considerations" below.

        The Notes may be Affected by Certain Corporate Events and you will have Limited Antidilution Protection.—If the Final Level of one or more Reference Assets is less than the Conversion Price of such Reference Asset and certain corporate events relating to the Reference Asset experiencing the greatest percentage price decline have occurred where the underlying company is not the surviving entity, you will receive at maturity, cash or a number of shares of the common stock of a successor corporation to the underlying company, based on the Closing Price of such successor's common stock. The Calculation Agent for the Note will adjust the Cash Settlement Value by adjusting the Initial Level of the Reference Asset, Conversion Level, Conversion Price and Exchange Ratio for certain events affecting the Reference Asset, such as extraordinary dividends, stock splits and stock dividends and certain other corporate events involving an underlying company; however, the Calculation Agent is not required to make an adjustment for every corporate event that can affect the Reference Asset. If an event occurs that is perceived by the market to dilute the Reference Asset but that does not require the Calculation Agent to adjust the amount of the Reference Asset payable at maturity, the market value of the Notes and the amount payable at maturity may be materially and adversely affected.

ILLUSTRATIVE EXAMPLES

        The following are illustrative examples demonstrating the hypothetical amounts payable at maturity based on the assumptions outlined below. These examples do not purport to be representative of every possible scenario concerning increases or decreases in the Reference Assets or of the movements that are likely to occur with respect to the Reference Assets. You should not construe these examples or the data included in the tables as an indication of the expected performance of the Notes. Some amounts are rounded and actual returns may be different.

Assumptions:

  •
  Investor purchases $100,000 principal amount of Notes on the Pricing Date at the initial offering price of 100% and holds the Notes to maturity. No Market Disruption Events or Events of Default occur during the term of the Notes.

  •
  Coupon: 12.0% per annum, payable as a single cash flow of 6.0% of par at maturity.

  •
  The reinvestment rate on any interest payments made during the term of the Notes is assumed to be 0.00%.

  •
  Maturity: 6 months.

  •
  The following examples include, in the return on the Notes, the 12.0% per annum coupon, which will be paid regardless of the Final Level of any of the Reference Assets.

  •
  The following table depicts the assumptions regarding the Initial Level, Conversion Level, Conversion Price, and Exchange Ratio.

Reference Asset	Initial Level	Conversion Level	Conversion Price	Exchange Ratio (rounded down)	Fractional Shares

XOM	$60.95	90%	$54.86	18 ($1,000 / $54.86)	0.228
COP	$63.75	90%	$57.38	17 ($1,000 / $57.38)	0.428
HAL	$73.18	90%	$65.86	15 ($1,000 / $65.86)	0.184

        Example 1—On the Calculation Date, the Final Level of each of the Reference Assets is greater than the respective Conversion Price of such Reference Asset, resulting in a payment at maturity of $100,000 (plus a $6,000.00 coupon).

Reference Asset	Initial Level	Final Level	Percentage Change in the Value of the Reference Asset	Final Level at or above Conversion Price?	Payment and Redemption of Notes at Maturity

XOM	$60.95	$69.09	+13.36%	Yes	Note pays
COP	$63.75	$74.72	+17.21%	Yes	$6,000.00 coupon; principal redeems for $100,000 in
HAL	$73.18	$84.70	+15.74%	Yes	cash.

        Example 2—On the Calculation Date, the Final Level of all of the Reference Assets are below the Conversion Prices for such Reference Assets, as show in the table below. Because the Final Level of one or more of the Reference Assets is below the Conversion Price, you would receive, at our option, either (i) 1,500 (Exchange Ratio of 15 for HAL per $1,000 par amount) shares of the Reference Asset with the greatest percentage price decline, Halliburton Company, plus the Fractional Share Cash Amount of $1,091.67 (for each $1,000 par amount, 0.184 fractional shares times the Final Level of

$59.33 per share), plus the $6,000.00 coupon with a total value of $96,086.67, or (ii) an equivalent cash amount. You would lose -3.91% on your investment in the Notes.

Reference Asset	Initial Level	Final Level	Percentage Change in the Value of the Asset Reference	Final Level at or above Conversion Price?	Payment and Redemption of Notes at Maturity

XOM	$60.95	$52.77	-13.42%	No		Note
COP	$63.75	$52.99	-16.88%	No		$6,000.00 coupon; principal redeems
HAL	$73.18	$59.33	-18.92%	No, and HAL has the largest percentage decline	$	for 1,500 shares pays of HAL plus 0.184 × 59.33 fractional shares in cash.

        Example 3—On the Calculation Date, the Final Level of all of the Reference Assets are below the Initial Levels of the Reference Assets, but exceed the Conversion Prices of such Reference Assets, as shown in the table below. Because the Final Level of all of the Reference Assets are above the Conversion Prices, you would receive a payment of $100,000 at maturity (plus a $6,000.00 coupon).

Reference Asset	Initial Level	Final Level	Percentage Change in the Value of the Reference Asset	Final Level at or above Conversion Price?	Payment and Redemption of Notes at Maturity

XOM	$60.95	$60.75	-0.32%	Yes		Note pays
COP	$63.75	$61.23	-3.95%	Yes	$ for $	6,000.00 coupon; principal redeems 100,000 in
HAL	$73.18	$67.74	-7.43%	Yes		cash.

        Example 4—On the Calculation Date, the Final Level of one of the Reference Assets is below the Conversion Price for such Reference Asset, while the Final Level of the other two Reference Assets exceed the Conversion Prices for those Reference Assets, as shown in the table below. Because the Final Level of at least one of the Reference Assets is below the Conversion Price, you would receive, at our option, (i) 1,700 (Exchange Ratio of 17 for COP per $1,000 par amount) shares of such Reference Asset with the greatest percentage price decline, ConocoPhillips, plus the Fractional Share Cash Amount of $2,128.44 (for each $1,000 par amount, 0.428 fractional shares times the Final Level of $49.73 per share), plus the $6,000.00 coupon with a total value of $92,669.44, or (ii) an equivalent amount in cash. You would lose -7.33% on your investment in the Notes.

Reference Asset	Initial Level	Final Level	Percentage Change in the Value of the Reference Asset	Final Level at or above Conversion Price?	Payment and Redemption of Notes at Maturity

XOM	$60.95	$79.36	+30.20%	Yes	Note pays
COP	$63.75	$49.73	-22.00%	No	$6,000.00 coupon; principal redeems for 1,700 shares of COP plus 0.428 ×
HAL	$73.18	$91.86	+25.52%	Yes	$49.73 fractional shares in cash.

REFERENCE ASSET

Additional Information Regarding the Reference Asset

        We urge you to read the section "Sponsors or Issuers and Reference Asset" on page S-20 in the Prospectus Supplement. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC's website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a Reference Asset can be located by reference to the SEC file number provided below.

        The summary information below regarding the companies issuing the stock comprising the Reference Assets comes from the issuers' respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the Reference Assets with the SEC. Investors are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer's annual report) to obtain an understanding of the issuer's business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Exxon Mobil Corporation ("XOM")

        Exxon Mobil Corporation's ("ExxonMobil") common stock, no par value, trade on the NYSE under the symbol "XOM." ExxonMobil, formerly named Exxon Corporation, was incorporated in the State of New Jersey in 1882. On November 30, 1999, Mobil Corporation became a wholly-owned subsidiary of Exxon Corporation, and Exxon changed its name to Exxon Mobil Corporation. Divisions and affiliated companies of ExxonMobil operate or market products in the United States and about 200 other countries and territories. Their principal business is energy, involving exploration for, and production of, crude oil and natural gas, manufacture of petroleum products and transportation and sale of crude oil, natural gas and petroleum products. ExxonMobil is a major manufacturer and marketer of commodity petrochemicals, including olefins, aromatics, polyethylene and polypropylene plastics and a wide variety of specialty products. ExxonMobil also has interests in electric power generation facilities. Affiliates of ExxonMobil conduct research programs in support of these businesses. Exxon Mobil Corporation has several divisions and hundreds of affiliates, many with names that include ExxonMobil, Exxon, Esso or Mobil. ExxonMobil's SEC file number is 001-02256.

ConocoPhillips ("COP")

        ConocoPhillips's common stock, par value $0.01, trade on the NYSE under the symbol "COP." ConocoPhillips is an international, integrated energy company. ConocoPhillips was incorporated in the state of Delaware on November 16, 2001, in connection with, and in anticipation of, the merger between Conoco Inc. (Conoco) and Phillips Petroleum Company (Phillips). The merger between Conoco and Phillips was consummated on August 30, 2002, at which time Conoco and Phillips combined their businesses by merging with separate acquisition subsidiaries of ConocoPhillips. ConocoPhillips's business is organized into six operating segments: Exploration and Production, Midstream, Refining and Marketing, LUKOIL Investment, Chemicals and Emerging Businesses. ConocoPhillips's SEC file number is 001-32395.

Halliburton Company ("HAL")

        Halliburton Company's ("Halliburton") common stock, par value $2.50, trades on the NYSE under the symbol "HAL." Halliburton's predecessor was established in 1919. Halliburton provides a variety of services and products to energy, industrial, and governmental customers. Halliburton offers its products and services through six business segments: Production Optimization, Fluid Systems, Drilling and Formation Evaluation, Digital and Consulting Solutions (formerly landmark and other energy services), Government and Infrastructure, and Energy and Chemicals segments. Halliburton's SEC file number is 001-03492.

Historical Performance of the Reference Assets

        The following tables set forth on a per share basis the highest and lowest intraday sale prices during the applicable quarter, as well as end-of-quarter closing prices, for the Reference Assets during the periods indicated below. We obtained the information in the tables below from Bloomberg Financial Markets, without independent verification.

        1. Exxon Mobil Corporation

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close	Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	44.88	37.60	40.50	December 31, 2003	41.13	35.05	41.00
June 29, 2001	45.84	38.50	43.68	March 31, 2004	43.40	39.91	41.59
September 28, 2001	44.40	35.01	39.40	June 30, 2004	45.53	41.43	44.41
December 31, 2001	42.70	36.41	39.30	September 30, 2004	49.79	44.20	48.33
March 29, 2002	44.29	37.60	43.83	December 31, 2004	52.05	48.18	51.26
June 28, 2002	44.58	38.50	40.92	March 31, 2005	64.37	49.25	59.60
September 30, 2002	41.10	29.75	31.90	June 30, 2005	61.74	52.78	57.47
December 31, 2002	36.50	32.03	34.94	September 30, 2005	65.96	57.60	63.54
March 31, 2003	36.60	31.58	34.95	December 31, 2005	63.89	54.50	56.17
June 30, 2003	38.45	34.20	35.91	January 1, 2006 to March 28, 2006 only	63.96	56.42	60.95
September 30, 2003	38.50	34.90	36.60

        2. ConocoPhillips

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close	Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	29.50	25.85	27.53	December 31, 2003	33.02	27.15	32.79
June 29, 2001	34.00	26.39	28.50	March 31, 2004	35.75	32.15	34.91
September 28, 2001	29.93	25.00	26.97	June 30, 2004	39.50	34.29	38.15
December 31, 2001	30.48	25.33	30.13	September 30, 2004	42.18	35.64	41.43
March 29, 2002	31.90	27.65	31.40	December 31, 2004	45.61	40.75	43.42
June 28, 2002	32.05	27.27	29.44	March 31, 2005	56.99	41.40	53.92
September 30, 2002	29.61	22.38	23.12	June 30, 2005	61.36	47.55	57.49
December 31, 2002	25.38	22.02	24.20	September 30, 2005	71.48	58.05	69.91
March 31, 2003	26.93	22.57	26.80	December 31, 2005	70.66	57.05	58.18
June 30, 2003	27.98	24.84	27.40	January 1, 2006 to March 28, 2006 only	66.25	58.01	63.75
September 30, 2003	28.77	25.65	27.38

        3. Halliburton Company

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close	Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	45.90	34.81	36.75	December 31, 2003	27.20	22.23	26.00
June 29, 2001	49.25	32.20	35.60	March 31, 2004	32.70	25.80	30.39
September 28, 2001	36.79	19.35	22.55	June 30, 2004	32.35	27.35	30.26
December 31, 2001	28.90	10.94	13.10	September 30, 2004	33.98	26.45	33.69
March 29, 2002	18.00	8.60	17.07	December 31, 2004	41.69	33.08	39.24
June 28, 2002	19.63	14.60	15.94	March 31, 2005	45.29	37.18	43.25
September 30, 2002	16.00	8.97	12.91	June 30, 2005	49.39	39.65	47.82
December 31, 2002	21.65	12.45	18.71	September 30, 2005	69.78	45.76	68.52
March 31, 2003	22.10	17.20	20.73	December 31, 2005	69.37	54.70	61.96
June 30, 2003	25.37	19.98	23.00	January 1, 2006 to March 28, 2006 only	82.39	62.70	73.18
September 30, 2003	25.90	20.50	24.25

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        You should carefully consider, among other things, the matters set forth in "Certain U.S. Federal Income Tax Considerations" in the Prospectus Supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

        There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the "Put Option") that permits us to (1) sell a Reference Asset to you at maturity for an amount equal to the Deposit (as defined below) or (2) "cash settle" the Put Option (i.e., require you to pay us at maturity the difference between the (i) Deposit and (ii) the factional share cash amount plus the product of the Final Level of the Reference Asset and the Exchange Ratio), and a deposit with us of cash in an amount equal to the principal amount you invested (the "Deposit") to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the Reference Assets for all U.S. federal income tax purposes. We also intend to treat the Deposits as "short-term obligations" for U.S. federal income tax purposes. Please see the discussion under the heading "Certain U.S. Federal Income Tax Considerations—Tax Treatment of U.S. Holders—Short-Term Deposits" in the accompanying Prospectus Supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

        The table below indicates the yield on the Deposit and the Put Premium, as described in the Prospectus Supplement under the heading "Certain U.S. Federal Income Tax Considerations." If the Internal Revenue Service (the "IRS") were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

Term to Maturity	Coupon Rate, per Annum	Yield on the Deposit, per Annum	Put Premium, per Annum
6-months	12.0%	5.178%	6.822%

ERISA CONSIDERATIONS

        You should carefully consider, among other things, the matters set forth in "ERISA Considerations" in the Prospectus.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 2, 2005)

$12,410,781,162
The Bear Stearns Companies Inc.
Prospectus Supplement - Reverse Convertible — All Asset Classes
Medium-Term Notes, Series B

We may offer from time to time Notes that may pay a rate of interest during the term of the Notes and at maturity will pay an amount in U.S. dollars or, in the case of Notes relating to equity securities, entail physical delivery of shares of stock of an issuer not affiliated with us or payment of an amount in U.S. dollars.  The specific terms of any such Notes that we offer will be included in the applicable pricing supplement.  Set forth under “Definitions” are definitions of the material terms used in this prospectus supplement and in the applicable pricing supplement.  If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus, the terms described in the applicable pricing supplement will supersede.  The Notes will have the following general terms:

•                  No Principal Protection

As described herein, the amount of the principal payment at maturity will depend on two variables: (i) the Trading Level of the Reference Asset during the term of the Notes; and (ii) the relationship between the Final Level of the Reference Asset and the Initial Level of the Reference Asset.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invested.

•                  Interest Rate and Interest Payments

The Notes may have a fixed or floating interest rate or may pay no interest, in each case as specified in the applicable pricing supplement.  Any interest on the Notes will be paid on the dates set forth in the applicable pricing supplement.

•                  Ranking

The Notes will be our unsecured senior debt and will rank equally with all of our other unsecured and unsubordinated debt.

•                  Reference Asset

The principal, interest or any other amounts payable on the Notes may be based on price movements in or other events relating to one or more securities, commodities, foreign currencies, interest rates, indices or baskets comprised of any of those instruments or measures, or other measures or instruments, including the occurrence or nonoccurrence of any event or circumstance.

•                  Maturity

The applicable pricing supplement will specify the Maturity Date.

•                  Denominations

The Notes will be issued in minimum denominations of $1,000 (or the specified currency equivalent), increased in multiples of $1,000 (or the specified currency equivalent); provided, however, that the minimum purchase for any purchaser domiciled in a Member State of the European Union shall be $100,000.

•                  Principal Payment at Maturity

We will pay you 100% of the principal amount of your Notes, in cash, at maturity if either of the following is true: (i) the Trading Level of the Reference Asset never equals or falls below the Contingent Protection Level during the term of the Notes; or (ii) the Final Level of the Reference Asset is equal to or greater than the Initial Level of the Reference Asset.

However, if both of the following are true, the amount of principal you receive at maturity will be reduced by the percentage decrease in the Reference Asset: (i) the Trading Level of the Reference Asset ever equals or falls below the Contingent Protection Level during the term of the Notes; and (ii) the Final Level of the Reference Asset is less than the Initial Level of the Reference Asset.  In that event, the manner in which the Notes will be settled on the Maturity Date will depend on whether the Reference Asset is an equity security.

•                  If the Reference Asset is an equity security, we, at our option, will either: (i) physically deliver to you an amount of the Reference Asset equal to the Exchange Ratio plus the Fractional Share Cash Amount (which means that you will receive shares with a market value that is less than the full principal amount of your Notes); or (ii) pay you a cash amount equal to the principal amount you invested reduced by the percentage decrease in the Reference Asset.

•                  If the Reference Asset is not an equity security, we will pay you an amount in cash equal to the principal amount you invested reduced by the percentage decrease in the Reference Asset.

INVESTMENT IN THE NOTES INVOLVES CERTAIN RISKS.  SEE “RISK FACTORS” BEGINNING ON PAGE S-5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus.  Any representation to the contrary is a criminal offense.

The Agents may solicit offers to purchase the Notes as our agent.  We may sell Notes to the Agent as principal at prices to be agreed upon at the time of sale.  The Agents may resell any Notes they purchase as principal at prevailing market prices, or at other prices, as the Agents determine.  The Agents may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

Bear, Stearns & Co. Inc.

February 16, 2006

Offers and sales of the Notes are subject to restrictions in certain jurisdictions.  The distribution of this prospectus supplement and the accompanying prospectus and the offer or sale of the Notes in certain other jurisdictions may be restricted by law.  Persons who come into possession of this prospectus supplement and accompanying prospectus or any Notes must inform themselves about and observe any applicable restrictions on the distribution of this prospectus supplement and the accompanying prospectus and the offer and sale of the Notes.

SUMMARY

The following summary describes the Notes in general terms only.  You should read the summary together with the more detailed information contained in this prospectus supplement, in the accompanying prospectus and in the applicable pricing supplement.  We also may prepare free writing prospectuses that describe particular issuances of Notes.  Any free writing prospectus also should be read in connection with this prospectus supplement and the accompanying prospectus.  For purposes of this prospectus supplement, any references to an applicable pricing supplement also may refer to a free writing prospectus, unless the context otherwise requires.

Are the Notes principal protected?

The Notes are not principal protected and you may lose some or all of your principal.  The amount of the principal payment at maturity will depend on two variables: (i) the Trading Level of the Reference Asset during the term of the Notes; and (ii) the relationship between the Final Level of the Reference Asset and the Initial Level of the Reference Asset.

You will receive 100% of the principal amount of your Notes, in cash, at maturity if either of the following is true: (i) the Trading Level of the Reference Asset never equals or falls below the Contingent Protection Level from the period beginning with the Original Issue Date up to and including the Calculation Date; or (ii) the Final Level of the Reference Asset is equal to or greater than the Initial Level of the Reference Asset.

However, the Notes will not be principal protected if both of the following are true: (i) the Trading Level of the Reference Asset ever equals or falls below the Contingent Protection Level from the period beginning with the Original Issue Date up to and including the Calculation Date, and (ii)  the Final Level of the Reference Asset is less than the Initial Level of the Reference Asset.  If both of those conditions are true, the principal amount of your investment will not be protected and you will receive less, and possibly significantly less, than the amount you invested.

What payments will be received at maturity?

We will pay you 100% of the principal amount of your Notes, in cash, at maturity if either of the following is true: (i) the Trading Level of the Reference Asset never equals or falls below the Contingent Protection Level from the period beginning with the Original Issue Date up to and including the Calculation Date; or (ii) the Final Level of the Reference Asset is equal to or greater than the Initial Level of the Reference Asset.

However, if both of the following are true, the amount of principal you receive at maturity will be reduced by the percentage decrease in the Reference Asset: (i) the Trading Level of the Reference Asset ever equals or falls below the Contingent Protection Level from the period beginning with the Original Issue Date up to and including the Calculation Date; and (ii) the Final Level of the Reference Asset is less than the Initial Level of the Reference Asset.  In that event, the manner in which the Notes will be settled on the Maturity Date will depend on whether the Reference Asset is an equity security.

•       If the Reference Asset is an equity security, we, at our option, will either: (i) physically deliver to you an amount of the Reference Asset equal to the Exchange Ratio plus the Fractional Share Cash Amount (which means that you will receive shares with a market value that is less than the full principal amount of your Notes); or (ii) pay you a cash amount equal to the principal amount you invested reduced by the percentage decrease in the Reference Asset.

•       If the Reference Asset is not an equity security, we will pay you an amount in cash equal to the principal amount you invested reduced by the percentage decrease in the Reference Asset.

We will (i) provide written notice to the Trustee and to the Depositary, on or prior to the Business Day immediately prior to the Maturity Date of the amount of cash or number of shares of the Reference Asset (and cash in respect of coupon and cash in respect of any fractional shares of the Reference Asset), as applicable, to be delivered, and (ii) deliver such cash or shares of the Reference Asset (and cash in respect of coupon and cash in respect of any fractional shares of the Reference Asset), if applicable, to the Trustee for delivery to you.  The Calculation Agent shall determine the Exchange Ratio.

What is the coupon rate and will interest payment be received during the term of the Notes?

The interest rate, if any, on the Notes will be either fixed or floating, as designated by the applicable pricing supplement.  No interest may be payable with respect to certain Notes.

The interest paid, if any, will include interest accrued from the Original Issue Date to, but excluding, the relevant Interest Payment Date or Maturity Date.  Interest will be paid to the person in whose name the Note is registered at the close of business on the Record Date before each Interest Payment Date.  However, interest payable on the Maturity Date will be payable to the person to whom principal is payable.  If the Interest Payment Date is also a day on which principal is due, the interest payable will include interest accrued to, but excluding, the stated Maturity Date.

Will the Notes be affected by various corporate events?

Yes.  Following certain corporate events relating to the underlying Reference Asset, if that Reference Asset is one or more equity securities, such as a stock-for-stock merger where the underlying company is not the surviving entity, you will receive at maturity, cash or a number of shares of the common stock of a successor corporation to the underlying company, based on the Closing Price of such successor’s common stock.  The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the value of the Notes.  We describe the specific corporate events that can lead to these adjustments in the section “Antidilution Adjustments for Equity Securities.”  You should read this section to understand these and other adjustments that may be made to the Notes.

ILLUSTRATIVE EXAMPLES

Reference Asset Is an Equity Security

The following are illustrative examples demonstrating the hypothetical amount payable at maturity based on the assumptions outlined below.  Some amounts are rounded and actual returns may be different.

Assumptions:

•       Investor purchases $1,000 principal amount of Notes on the Pricing Date at the initial offering price of $1,000 and holds the Notes to maturity.  No Market Disruption Events or Events of Default occur during the term of the Notes.

•       Reference Asset: common stock, par value $0.01, of a company traded on the NYSE.

•       Initial Level:  $27.18

•       Contingent Protection Level:  80%

•       Contingent Protection Price:  $21.74 ($27.18 x 80%)

•       Exchange Ratio:  36 ($1,000/$27.18)

•       Coupon:  9.00% per annum, paid semiannually ($45 per semiannual period) in arrears

•       The reinvestment rate is assumed to be 0.00%.  A positive reinvestment rate would increase the total return on the Notes relative to the total return of the Reference Asset.

•       Maturity:  1 year

•       Fractional Share Cash Amount:  $21.52

•       Dividend and dividend yield on the Reference Asset:  $0.20 and 0.74% per annum

Example 1 — On the Calculation Date, the Final Level of $29.90 is greater than the Initial Level, resulting in a payment at maturity of $1,000, regardless of whether the Contingent Protection Price was ever reached or breached.  You would also have received two interest payments of $45, for a total of $1,090.  If you had invested directly in the Reference Asset for the same one-year period, you would have received total cash payments of $1,100.27 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level.  You would have earned a 9.00% return with an investment in the Notes and a 10.03% return with a direct investment in the Reference Asset prior to the deduction of any brokerage fees or charges.

Example 2 — On the Calculation Date, the Final Level of $24.46 is below the Initial Level, but the Trading Level never equaled or fell below the Contingent Protection Price.  As discussed in example 1 above, an investor would receive total payments of $1,090, earning a 9.00% return over the term of the Notes.  A direct investment in the Reference Asset for that same one-year time period would have generated a return of $900.12 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level.  You would have earned a 9.00% return with an investment in the Notes and incurred a loss of -9.99% with a direct investment in the Reference Asset prior to the deduction of any brokerage fees or charges.

Example 3 — On the Calculation Date, the Final Level of $17.67 is below the Initial Level and also is below the Contingent Protection Price.  At our election, an investor would receive a number of shares equal to the Exchange Ratio, plus the Fractional Share Cash Amount, plus the two interest payments of $45.00; or, 36 shares plus $111.52.  The cash equivalent equals $747.64.  If you had invested directly in the Reference Asset for the same one-year period, you would have received total cash payments of $650.31 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level.  An investment in the Notes would have resulted in a loss of -25.24%, while a direct investment in the Reference Asset would have resulted in a loss of -34.97% prior to the deduction of any brokerage fees or charges.

Reference Asset Is Not an Equity Security

The following are illustrative examples demonstrating the hypothetical amount payable at maturity based on the assumptions outlined below.  Some amounts are rounded and actual returns may be different.

Assumptions:

•       Investor purchases $1,000 principal amount of Notes on the Pricing Date at the initial offering price of $1,000 and holds the Notes to maturity.  No Market Disruption Events or Events of Default occur during the term of the Notes.

•       Reference Asset:  U.S. equity index, such as the Dow Jones Industrial AverageSM

•       Initial Level:  10,237.18

•       Contingent Protection Level:  80%

•       Contingent Protection Price:  8,189.74 (10,237.18 x 80%)

•       Coupon:  9.00% per annum, paid semiannually ($45 per semiannual period) in arrears

•       Maturity:  1 year

•       Because the Reference Asset is an equity index (and not an equity security), regardless of the performance of the Reference Asset, any payment on the Maturity Date will be in cash.

•       Dividend and dividend yield on the Reference Asset:  $0.00 and 0.00% per annum

Example 1 — On the Calculation Date, the Final Level of 11,260.90 is greater than the Initial Level, resulting in a payment at maturity of $1,000, regardless of whether the Contingent Protection Price was ever reached or breached.  You also would have received two interest payments of $45, for a total of $1,090.  With a direct investment in an instrument indexed on a one-for-one basis to the Reference Asset during that same one-year time period, you would have received total cash payments over the term of the Notes of $1,100.00 (the sum of the principal amount, plus the product of the principal amount and the percentage increase in the Reference Asset) upon liquidation of such instrument at the Final Level.  You would have earned a return of 9.00% with an investment in the Notes and a return of 10.00% with a direct investment in the Reference Asset prior to the deduction of any brokerage fees or charges.

Example 2 — On the Calculation Date, the Final Level of 9,213.46 is below the Initial Level, but the Trading Level never equaled or fell below the Contingent Protection Price.  As discussed in example 1 above, an investor would receive total payments of $1,090, earning 9.00% over the term of the Notes.  With a direct investment in an instrument indexed on a one-for-one basis to the Reference Asset during that same one-year time period, you would have received total cash payments of $900.00 (the sum of the principal amount plus or minus the product of the principal amount and the percentage decrease in the Reference Asset) upon liquidation of such instrument at the Final Level.  You would have earned a return of 9.00% with an investment in the Notes and incurred a loss of -10.00% with a direct investment in the Reference Asset prior to the deduction of any brokerage fees or charges.

Example 3 — On the Calculation Date, the Final Level of 6,654.17 is below the Initial Level and is also below the Contingent Protection Price.  As discussed in example 1 above, an investor would receive total payments of $1,090, earning 9.00% over the term of the Notes.  With a direct investment in an instrument indexed on a one-for-one basis to the Reference Asset during that same one-year time period, you would have received total cash payments of $650.00 (the sum of the principal amount plus or minus the product of the principal amount and the percentage decrease in the Reference Asset) upon liquidation of such instrument at the Final Level.  You would have earned a return of 9.00% with an investment in the Notes and incurred a loss of -35.00% with a direct investment in the Reference Asset prior to the deduction of any brokerage fees or charges.

RISK FACTORS

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.  Prospective purchasers of the Notes should understand the risks of investing in the Notes and should reach an investment decision, only after careful consideration with their advisors, of the suitability of the Notes in light of their particular financial circumstances, the following risk factors and the other information included or incorporated by reference in the applicable pricing supplement, this prospectus supplement and the accompanying prospectus.  Please note that this Risk Factors section has various subcomponents addressing certain additional risk factors relating to specific categories of Reference Assets.  For example, certain additional risk factors relating to Reference Assets comprised of one or more equity securities can be found in the section “—Additional risks relating to Notes with an equity security or equity index as the Reference Asset.” We have no control over a number of matters, including economic, financial, regulatory, geographic, judicial and political events, that are important in determining the existence, magnitude, and longevity of these risks and their influence on the value of, or the payments made on, the Notes.  You should not purchase the Notes unless you understand and can bear these investment risks.

RISKS RELATING TO ALL NOTE ISSUANCES.

The Notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invested. The Notes will not be principal protected if both of the following are true:  (i) the Trading Level of the Reference Asset ever equals or falls below the Contingent Protection Level; and (ii) the Final Level of the Reference Asset is less than the Initial Level of the Reference Asset.  You will receive 100% of your principal at maturity if, and only if, either of the following is true: (i) the Trading Level of the Reference Asset never equals or falls below the Contingent Protection Level during the term of the Notes; or (ii) the Final Level of the Reference Asset is equal to or greater than the Initial Level of the Reference Asset.

You will not participate in any appreciation in the value of the Reference Asset.

You will not participate in any appreciation in the value of the Reference Asset.  If the Final Level of the Reference Asset is greater than the Initial Level of the Reference Asset, the sum of any interest payments you receive during the term of the Notes and the principal payment you receive at maturity will not reflect the performance of the Reference Asset.  For example, if the Reference Asset has appreciated by 50% on the Calculation Date, you will receive only your principal amount plus any interest payments made during the term of the Notes.  In this case, you may earn significantly less by investing in the Notes than you would have earned by investing directly in the Reference Asset.

Your return cannot exceed any coupon payments received over the term of the Notes, regardless of the appreciation in value of the Reference Asset.

If the Final Level of the Reference Asset is equal to or exceeds the Initial Level of the Reference Asset, the amounts you will receive during the term of the Notes and at maturity will equal the sum of the principal amount of the Notes, plus any interest payments made during the term of the Notes.  Under no circumstances, regardless of the extent to which the value of the Reference Asset appreciates, will your return exceed the applicable coupon rate, if any.

There may not be any secondary market for your Notes.

Upon issuance, the Notes will not have an established trading market.  We cannot assure you that a trading market for the Notes will develop or, if one develops, that it will be maintained.  Although we may apply to list certain issuances of Notes on a national securities exchange or the Nasdaq Stock Market, we may not meet the requirements for listing and do not expect to announce, prior to the pricing of the Notes, whether we will meet such requirements.  Even if there is a secondary market, it may not provide significant liquidity.  While we anticipate that the Agent will act as a market maker for the Notes, the Agent is not required to do so.  If the Notes are not listed on any securities exchange and the Agent were to cease acting as a market maker, it is likely that there would be no secondary market for the Notes.  You therefore must be willing and able to hold the Notes until maturity.

Price or other movements in the instrument or instruments comprising the Reference Asset are unpredictable.

Price or other movements in the instrument or instruments comprising the Referenced Asset are unpredictable and volatile, and are influenced by complex and interrelated political, economic, financial, regulatory, geographic, judicial and other factors that can affect the markets in which the relevant instrument or instruments are traded and/or the particular instrument or instruments.  As a result, it is impossible to predict whether the prices or levels of the instrument or instruments comprising the Reference Asset will rise or fall during the term of the Notes.  The price of the instrument or instruments comprising the Reference Asset may decrease to or below the Contingent Protection Level and remain below the Initial Level to maturity so that you will receive at maturity a cash payment (or, in the case of equity securities, shares) worth less than the principal amount of your investment. We cannot guarantee that the price of the instrument or instruments comprising the Reference Asset will stay above the Contingent Protection Level over the life of the Notes or that, if the price of the instrument or instruments comprising the Reference Asset has decreased to or below the Contingent Protection Level, the price of the instrument or instruments comprising the Reference Asset will recover and be at or above the Initial Level on the Calculation Date so that you will receive at maturity an amount at least equal to the principal amount of the Notes.

The historical or pro forma performance of the Reference Asset is not an indication of future performance.

The historical or pro forma performance of the Reference Asset, which may be included in the applicable pricing supplement, should not be taken as an indication of the future performance of the Reference Asset.  It is impossible to predict whether the level of the Reference Asset will fall or rise.  The Trading Level of the Reference Asset will be influenced by the complex and interrelated economic, financial, regulatory, geographic, judicial, political and other factors that can affect the trading markets on which the instruments or instruments comprising the Reference Asset are traded and/or the level of the Reference Asset itself.

You must rely on your own evaluation of the merits of an investment in the Notes.

In connection with your purchase of the Notes, we urge you to consult your own financial, tax and legal advisors as to the risks entailed by an investment in Notes and to investigate the Reference Asset and not rely on our views in any respect.  You should make such investigation as you deem appropriate as to the merits of an investment in the Notes.

The price at which you will be able to sell your Notes prior to maturity will depend on a number of factors, and may be substantially less than the amount you had originally invested.

If you wish to liquidate your investment in the Notes prior to maturity, your only alternative would be to sell them.  At that time, there may be an illiquid market for Notes or no market at all.  Even if you were able to sell your Notes, there are many factors outside of our control that may affect their trading value.  We believe that the value of your Notes will be affected by the value and volatility of the instrument or instruments comprising the Reference Asset, whether or not the Trading Level of the Reference Asset is greater than or equal to the Initial Level of the Reference Asset, changes in interest rates, the supply of and demand for the Notes and a number of other factors.  Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor.  The price, if any, at which you will be able to sell your Notes prior to maturity may be substantially less than the amount you originally invested if, at such time, the Trading Level of the Reference Asset is less than, equal to or not sufficiently above the Initial Level of the Reference Asset.  The following paragraphs describe the manner in which we expect the trading value of the Notes will be affected in the event of a change in a specific factor, assuming all other conditions remain constant.

•       Reference Asset performance.  We expect that the value of the Notes prior to maturity will depend substantially on the relationship between the Trading Level of the Reference Asset and the Initial Level of the Reference Asset.  If you decide to sell your Notes when the Trading Level exceeds the Initial Level, you may nonetheless receive substantially less than the amount that would be payable at maturity based on that Trading Level because of expectations that the Trading Level will continue to fluctuate until the Final Level is determined.  If the Trading Level is near or below the Contingent Protection Level, we expect the market value of the Notes to decline to reflect the possibility that we will be able to deliver a Reference Asset that has depreciated in value (or pay you the equivalent reduced amount in cash), rather than pay the full principal amount of the Notes.

•       Volatility of the Reference Asset.  Volatility is the term used to describe the size and frequency of market fluctuations.  If the volatility of the Reference Asset increases or decreases, the trading value of the Notes may be adversely affected.

•       Interest rates.  We expect that the trading value of the Notes will be affected by changes in interest rates.  In general, if interest rates increase, the value of the Notes may decrease, and if interest rates decrease, the value of the Notes may increase.  Interest rates also may affect the economy and, in turn, the value of the Reference Asset, which would affect the value of the Notes.

•       Our credit ratings, financial condition and results of operations.  Actual or anticipated changes in our current credit ratings, A1 by Moody’s Investor Service, Inc. and A by Standard & Poor’s Rating Services, as well as our financial condition or results of operations may significantly affect the trading value of the Notes.  However, because the return on the Notes is dependent upon factors in addition to our ability to pay our obligations under the Notes, such as the Trading Level of the Reference Asset, an improvement in our credit ratings, financial condition or results of operations is not expected to have a positive effect on the trading value of the Notes.

•       Time remaining to maturity.  A “time premium” results from expectations concerning the value of the Reference Asset during the period prior to the maturity of the Notes.  As the time remaining to the maturity of the Notes decreases, this time premium will likely decrease, potentially adversely affecting the trading value of the Notes.  As the time remaining to maturity decreases, the trading value of the Notes may be less sensitive to the price volatility of the instrument or instruments comprising the Reference Asset.

•       Dividend yield, if any.  The value of the Notes also may be affected by the dividend yields, if any, on the instrument or instruments comprising the Reference Asset.  In general, because the payment at maturity does not incorporate the value of dividend payments, higher dividend yields likely will reduce the trading value of the Notes and, conversely, lower dividend yields likely will increase the trading value of the Notes.

•       Events affecting or involving the Reference Asset.  Economic, financial, regulatory, geographic, judicial, political and other developments that affect the level of the Reference Asset, and real or anticipated changes in those factors, also may affect the trading value of the Notes.  For example, earnings results of a Reference Asset that is or relates to one or more equity securities, and real or anticipated changes in those conditions or results, may affect the trading value of the Notes.  Reference Assets relating to equity securities also may be affected by mergers and acquisitions, which can contribute to volatility of the Reference Asset.  As a result of a merger or acquisition involving the Reference Asset, the Reference Asset may be replaced with a surviving or acquiring entity’s securities.  The surviving or acquiring entity’s securities may not have the same characteristics as the company or companies previously comprising the Reference Asset.

•       Agent’s commission and cost of hedging.  The original issue price of the Notes includes the Agent’s commission and the cost of hedging our obligations under the Notes.  Such cost includes our affiliates’ expected cost of providing such hedge and the profit our affiliate expects to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which the Agent will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price.  In addition, any such prices may differ from values determined by pricing models used by the Agent as a result of such compensation or other transaction costs.

We want you to understand that the effect of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the value of the Notes attributable to another factor, such as an increase in the value of the Reference Asset.

The Notes are not insured against loss by any third parties; you can depend only on our earnings and assets for payment of principal and interest, if any, on the Notes.

The Notes will be solely our obligations, and no other entity will have any obligation, contingent or otherwise, to make any payments in respect of the Notes.  In addition, because we are a holding company whose primary assets consist of shares of stock or other equity interests in our subsidiaries, almost all of our income is derived from those subsidiaries.  Our subsidiaries will have no obligation to pay any amount in respect of the Notes or to make any funds available for payment of the Notes.  Accordingly, we will be dependent on dividends and other distributions or loans from our subsidiaries to generate the funds necessary to meet our obligations with respect to the Notes, including the payment of principal and any interest.  The Notes also will be effectively subordinated to the claims of creditors of our subsidiaries with respect to their assets.  If funds from dividends, other distributions or loans from our subsidiaries are not adequate, we may be unable to make payments of principal or interest in respect of the Notes and you could lose all or a part of your investment.

Reported Reference Asset levels may be based on non-current information.

If trading is interrupted in the instrument or instruments comprising the Reference Asset, publicly available information regarding the Reference Asset level may be based on the last reported prices or levels.  As a result, publicly available information regarding reported Reference Asset prices or levels may at times be based on non-current information.

The instrument or instruments comprising the Reference Asset may trade around-the-clock; however, if a secondary market develops, the Notes may trade only during regular trading hours in the United States.

If the market for the instrument or instruments comprising the Reference Asset is a global, around-the-clock market, the hours of trading for the Notes may not conform to the hours during which the instrument or instruments comprising the Reference Asset are traded.  To the extent that U.S. markets are closed while international markets remain open, significant movements may take place in the levels of the instrument or instruments comprising the Reference Asset that will not be reflected immediately in the price of the Notes.  There may not be any systematic reporting of last-sale or similar information for the instrument or instruments comprising the Reference Asset.  The absence of last-sale or similar information and the limited availability of quotations would make it difficult for many investors to obtain timely, accurate data about the state of the market for the Reference Asset.

The Calculation Agent may postpone the determination of the amount you receive during the term of the Notes or at maturity if a Market Disruption Event occurs on the Calculation Date or on any Interest Determination Date.

The Calculation Date or any Interest Determination Date may be postponed if the Calculation Agent determines that a Market Disruption Event has occurred or is continuing on the Calculation Date or on any Interest Determination Date.  If a postponement occurs, the Calculation Agent will use the Closing Price of the Reference Asset on the first succeeding Business Day on which no Market Disruption Event occurs or is continuing for the calculation of the applicable amount.  You will not be entitled to compensation from us or the Calculation Agent for any loss suffered as a result of the occurrence of a Market Disruption Event, any resulting delay in payment or any change in the level of the Reference Asset after the originally-scheduled Calculation Date or Interest Determination Date.

The amount you receive at maturity may be delayed or reduced upon the occurrence of an Event of Default.

If the Calculation Agent determines that an Event of Default has occurred, a holder of the Notes will only receive an amount equal to the trading value of the Notes on the date of such Event of Default, adjusted by an amount equal to any losses, expenses and costs to us of unwinding any underlying hedging or funding arrangements, all as determined by the Calculation Agent in its sole and absolute discretion.

Because the treatment of the Notes is uncertain, the material U.S. federal income tax consequences of an investment in the Notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the Notes, and therefore significant aspects of the tax treatment of the Notes are uncertain, as to both the timing and character of any inclusion in income in respect of your Note.  Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a Note.  For a more complete discussion of the United States federal income tax consequences of your investment in a Note, please see the discussion under “Certain U.S. Federal Income Tax Considerations.”

The Calculation Agent could be one of our affiliates, which could result in a conflict of interest.

The Calculation Agent will make certain determinations and judgments in connection with calculating the Final Level, Exchange Ratio and Contingent Protection Price and determining whether a Market Disruption Event has occurred.  You should refer to “Description of Notes.”  Because the Calculation Agent could be our affiliate, conflicts of interest may arise in connection with the Calculation Agent performing its role as Calculation Agent.  Bear Stearns is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Trading and other transactions by us or our affiliates could affect the prices of the Reference Asset, the trading value of the Notes or the amount you may receive at maturity.

In connection with our normal business practices or in connection with hedging our obligations under the Notes, we and our affiliates may from time to time buy or sell the instrument or instruments comprising a Reference Asset, similar instruments, other securities of an issuer of an instrument comprising a Reference Asset or derivative instruments relating to such an instrument or instruments.  These trading activities may present a conflict of interest between your interest in the Notes and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers and in accounts under our management.  These trading activities also could affect the price of an instrument comprising any Reference Asset in a manner that would decrease the trading value of the Notes prior to maturity or the amount you would receive at maturity.  To the extent that we or any of our affiliates have a hedge position in an instrument or instruments comprising the Reference Asset, or in a derivative or synthetic instrument related to such an instrument, we or any of our affiliates may liquidate a portion of such holdings at or about the time of the maturity of the Notes.  This liquidation activity may affect the amount payable at maturity in a manner that would be adverse to your investment in the Notes.  Depending on, among other things, future market conditions, the aggregate amount and the composition of such hedge positions are likely to vary over time.

In addition, we or any of our affiliates may purchase or otherwise acquire a long or short position in the Notes.  We or any of our affiliates may hold or resell any such position in the Notes.

Research reports and other transactions may create conflicts of interest between you and us.

We or one or more of our affiliates have published, and may in the future publish, research reports relating to the instrument or instruments comprising certain Reference Assets or to the issuers of certain such instruments.  The views expressed in this research may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes.  Any of these activities may affect the market price of an instrument comprising the Reference Asset and, therefore, the value of the Notes.  Moreover, other professionals who deal in these markets may at any time have views that differ significantly from ours.  In connection with your purchase of the Notes, you should investigate the Reference Asset and not rely on our views with respect to future movements in the Reference Asset.

We or any of our affiliates also may issue, underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns indexed to the instrument or instruments comprising the Reference Asset.  By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the Notes.

We and our affiliates, at present or in the future, may engage in business relating to the Sponsor or issuer of any instrument or instruments comprising the Reference Asset, including making loans to, equity investments in, or providing investment banking, asset management or other advisory services to such a Sponsor or issuer.  In connection with these activities, we may receive information pertinent to the Reference Asset that we will not divulge to you.

We cannot control actions by the Sponsors or issuers of the instrument or instruments comprising the Reference Asset.

Actions by any Sponsor or issuer of the instrument or instruments comprising the Reference Asset may have an adverse effect on the Trading Level and the Closing Price of the Reference Asset and therefore on the value of the Notes.  No Sponsor or issuer will be involved with the administration, marketing or trading of the Notes and no Sponsor or issuer will have any obligations with respect to the amounts to be paid to you on any Interest Payment Date or on the Maturity Date, or to consider your interests as an owner of Notes when it takes any actions that might affect the value of the Notes.  No Sponsor or issuer will receive any of the proceeds of any Note offering and no Sponsor or issuer will be responsible for, or have participated in, the determination of the timing of, prices for, or quantities of, the Notes to be issued.

We will not be affiliated with any Sponsor or issuer of any instrument or instruments comprising the Reference Asset (except for the licensing arrangements, if any, discussed in the applicable pricing supplement), and we have no ability to control or predict their actions, including any errors in information disclosed by them or any discontinuance by them of such disclosure.  However, we may currently, or in the future, engage in business with such Sponsors or issuers.  Neither we, nor any of our affiliates, including the Agent, assumes any responsibility for the adequacy or accuracy of any publicly available information about the Sponsor or issuer of any instrument or instruments comprising the Reference Asset, whether such information is contained in the pricing supplement or otherwise.  You should make your own investigation into the Reference Asset and the Sponsor or issuer of any instrument or instruments comprising the Reference Asset.

You have no recourse to the Sponsor or issuer of any instrument or instruments comprising the  Reference Asset.

Your investment in the Notes will not give you any rights against any Sponsor or issuer, including any Sponsor or issuer that may determine or publish the level of any instrument or instruments comprising the Reference Asset.  The Notes are not sponsored, endorsed, sold or promoted by the Sponsor or issuer of any instrument or instruments comprising the Reference Asset.

Changes in methodology of the Sponsor or issuer of certain Reference Assets or changes in laws or regulations, may affect the value of and payment, if any, on the Notes prior to maturity and the amount you receive at maturity.

The Sponsor or issuer of certain Reference Assets may have the ability from time to time to change any rule or bylaw or take emergency action under its rules, any of which could affect the market prices of the instrument or instruments comprising the Reference Asset.  Any such change which causes a decrease in such market prices could adversely affect the level the Reference Asset and the value of the Notes.

In addition, prices of a Reference Asset could be adversely affected by the promulgation of new laws or regulations or by the reinterpretation of existing laws or regulations (including, without limitation, those relating to taxes and duties on any Reference Asset) by one or more governments, governmental agencies or instrumentalities, courts or other official bodies.  Any such event could adversely affect the level of the Reference Asset and, correspondingly, could adversely affect the value of the Notes.

The Sponsor may change the instruments comprising Reference Assets that are indices in a way that adversely affects the Reference Asset level and consequently the value of the Notes.

The Sponsor of Reference Assets that are indices can add, delete or substitute the instruments comprising the Reference Asset or make other methodological changes that could adversely change the level of the Reference Asset and the value of the Notes.  You should realize that changes in the instrument or instruments comprising the Reference Asset may affect the Reference Asset, as a newly added instrument or instruments may perform significantly better or worse than the instrument or instruments it replaces.

Any discontinuance or suspension of calculation or publication of the Closing Prices of the instrument or instruments comprising the Reference Asset may adversely affect the trading value of the Notes and the amount you will receive at maturity.

If the calculation or publication of the Closing Prices of the instrument or instruments comprising the Reference Asset is discontinued or suspended, it may become difficult to determine the trading value of the Notes or, if such discontinuance or suspension is continuing on the Calculation Date, the amount you will receive at maturity.

Risks relating to Reference Assets comprised of an instrument or instruments traded in an international market.

The prices and performance of instruments or securities traded in international markets may be affected by political, economic, financial and social factors in the relevant international market.  In addition, recent or future changes in that country’s government, economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could adversely affect the international securities markets.  Moreover, the relevant international economy may differ favorably or unfavorably from that of the United States.

Time differences between the domestic and international markets and New York City may create discrepancies in the trading level of the Notes if the Reference Assets are comprised of instruments that primarily trade on international markets.

In the event that the instrument or instruments comprising a Reference Asset trade primarily on an international market, time differences between the domestic and international markets (e.g., Tokyo is currently 14 hours ahead of New York City) may result in discrepancies between the level of the instrument or instruments comprising the Reference Asset and the trading value of the Notes.  To the extent that U.S. markets are closed while markets for the instrument or instruments comprising the Reference Asset remain open, significant price or rate movements may take place in the instrument or instruments comprising the Reference Asset that will not be reflected immediately in the value of the Notes.  In addition, there may be periods when the relevant international markets are closed for trading (e.g., during holidays in an international country), causing the level of the Reference Asset to remain unchanged for multiple Trading Days in New York City.

ADDITIONAL RISKS RELATING TO NOTES WITH AN EQUITY SECURITY OR EQUITY INDEX AS THE REFERENCE ASSET.

Equity market risks may affect the trading value of the Notes and the amount you will receive at maturity.

If the Reference Asset is an equity security or an equity index, we expect that the Reference Asset will fluctuate in accordance with changes in the financial condition of the relevant issuer(s), the value of common stocks generally and other factors.  The financial condition of the issuer(s) of the Reference Asset may become impaired or the general condition of the equity market may deteriorate, either of which may cause a decrease in the value of the Reference Asset and thus in the value of the Notes.  Common stocks are susceptible to general equity market fluctuations and to volatile increases and decreases in value, as market confidence in and perceptions regarding the security or securities comprising a Reference Asset change.  Investor perceptions regarding the issuer of a security comprising a Reference Asset are based on various and unpredictable factors, including expectations regarding government, economic, monetary and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic, and banking crises.  The value of the Reference Asset may be expected to fluctuate until the Maturity Date.

You have no rights in the property, nor shareholder rights in any securities of any issuer, of the security or securities comprising the Reference Asset.

Investing in the Notes will not make you a holder of the security or securities comprising the Reference Asset.  Neither you nor any other holder or owner of the Notes will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to any property or securities of the issuer or issuers of the security or securities comprising the Reference Asset.

The Notes may be affected by certain corporate events and you will have limited antidilution protection.

Following certain corporate events relating to the underlying Reference Asset, such as a stock-for-stock merger where the underlying company is not the surviving entity, you will receive at maturity, cash or a number of shares of the common stock of a successor corporation to the underlying company, based on the Closing Price of such successor’s common stock.  The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the value of the Notes.  We describe the specific corporate events that can lead to these adjustments in the section “Antidilution Adjustments for Equity Securities.”  The Calculation Agent for the Notes will adjust the amount payable at maturity by adjusting the Initial Level of the Reference Asset, Contingent Protection Level, Contingent Protection Price and Exchange Ratio for certain events affecting the Reference Asset, such as stock splits and stock dividends and certain other corporate events involving an underlying company.  However, the Calculation Agent is not required to make an adjustment for every corporate event that can affect the Reference Asset.  If an event occurs that is perceived by the market to dilute the Reference Asset but that does not require the Calculation Agent to adjust the amount of the Reference Asset payable at maturity, the market value of the Notes and the amount payable at maturity may be materially and adversely affected.  You should refer to “Description of Notes—Calculation Agent and Calculations” in this prospectus supplement for a description of the items that the Calculation Agent is responsible for determining.

Payments at maturity will not reflect dividends on the Reference Asset.

Payments at maturity do not reflect the payment of dividends on the security or securities comprising the Reference Asset.  Therefore, the yield derived from an investment in the Notes will not be the same as if you had purchased the security or securities comprising the Reference Asset and held it or them for a similar period.

We obtained the information about the Sponsor or issuers of the Reference Asset from public filings.

We have derived all information in the applicable pricing supplement about the Sponsor or issuers of the security or securities comprising the Reference Asset from publicly available documents.  We have not participated and will not participate in the preparation of any of those documents.  Nor have we made or will we make any “due diligence” investigation or any inquiry with respect to the Sponsor or issuers of the security or securities comprising the Reference Asset in connection with the offering of the Notes.  We do not make any representation that any publicly available document or any other publicly available information about the Sponsor or issuers of the security or securities comprising the Reference Asset is accurate or complete.  Furthermore, we do not know whether all events occurring before the date of the applicable pricing supplement, including events that would affect the accuracy or completeness of the publicly available documents referred to above or the Trading Level of the Reference Asset, have been publicly disclosed.  Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the Sponsor or issuers of the security or securities comprising the Reference Asset could affect the value you will receive at maturity and, therefore, the market value of the Notes.

Your return may be affected by factors affecting international securities markets.

The Reference Asset may be a security or securities issued by international companies (or an index relating to such securities) and may be denominated in a foreign currency.  Investors should be aware that investments in Reference Assets linked to the value of  international securities (or an index relating to such securities) might involve particular risks.  The international securities comprising or relating to a Reference Asset may have less liquidity and could be more volatile than many of the securities traded in U.S. or other longer-established securities markets. Direct or indirect government intervention to stabilize the relevant international securities markets, as well as cross shareholdings in international companies, may affect trading prices and volumes in those markets.  Also, there is generally less publicly available information about international companies than about those U.S. companies that are subject to the reporting requirements of the SEC; and international companies often are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.  The other special risks associated with international securities may include, but are not necessarily limited to:  less liquidity and smaller market capitalizations; less rigorous regulation of securities markets; different accounting and disclosure standards; governmental interference; higher inflation; and social, economic and political uncertainties.

These factors may adversely affect the performance of the Reference Asset and, as a result, the trading value of the Notes and the amount you will receive at maturity.

ADDITIONAL RISKS RELATING TO NOTES WHICH PAY A FLOATING RATE OF INTEREST.

You may receive a lesser amount of interest in the future.

Because the interest rate on a floating rate Note will not be fixed, there will be significant risks not associated with a conventional fixed rate debt security.  These risks include fluctuation of the applicable interest rate and the possibility that, in the future, you will receive a lesser amount of interest or no interest at all.  We have no control over a number of matters that may affect interest rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results.  In recent years, interest rates have been volatile, and volatility also could be characteristic of the future.

The Notes will be subject to a maximum interest rate, which will limit your return.

If the Notes you purchase earn a floating rate of interest, the Notes will be subject to a maximum interest rate.  The rate of interest that will accrue will never exceed the maximum rate permitted by New York law, as modified by federal law.  Current New York law provides a maximum interest rate of 25% per annum.  This limit does not apply to Notes with principal amounts of more than $2,500,000.

ADDITIONAL RISKS RELATING TO NOTES WITH A REFERENCE ASSET THAT IS A COMMODITY OR CURRENCY OR AN INDEX RELATING THERETO.

Prices of commodities are highly volatile.

Commodities prices are highly volatile and are affected by numerous factors in addition to economic activity.  These include political events, weather, labor activity, direct government intervention, such as embargos, and supply disruptions in major producing or consuming regions.  Such events tend to affect prices worldwide, regardless of the location of the event.  Market expectations about these events and speculative activity also cause prices to fluctuate.

Suspensions or disruptions of market trading in the commodity markets and related futures may adversely affect the amount you will receive at maturity and/or the market value of the Notes.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including a lack of liquidity in the markets, the participation of speculators and potential government regulation and intervention.  In addition, U.S. futures exchanges and some international futures exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day.  These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.”  Once the limit price has been reached in a particular contract, no trades may be made at a different price.  Limit prices may have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices.

You may not have any rights to receive the Reference Asset.

Investing in the Notes will not make you a holder of any commodity, currency or futures contract relating to a Reference Asset.  Unless the Reference Asset is an equity security, the Notes will be paid in U.S. dollars, and you will have no right to receive delivery of any commodity, currency or futures contract relating to a Reference Asset.

Lack of regulation.

The net proceeds to be received by us from the sale of Notes relating to one or more commodities (or an index thereon) will not be used to purchase or sell any commodity futures contracts or options on futures contracts for your benefit.  An investment in the Notes thus does not constitute either an investment in futures contracts, options on futures contracts or in a collective investment vehicle that trades in these futures contracts (i.e., the Notes will not constitute a direct or indirect investment by you in the futures contracts), and you will not benefit from the regulatory protections of the Commodity Futures Trading Commission (the “CFTC”).  We are not registered with the CFTC as a “futures commission merchant” (“FCM”) and you will not benefit from the CFTC’s or any other non-United States regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered FCM.  Unlike an investment in the Notes, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a “commodity pool operator” (“CPO”), or qualify for an exemption from the registration requirement.  Because the Notes will not be interests in a commodity pool, the Notes will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a CPO, and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

Risks relating to trading of the instrument or instruments comprising a Reference Asset on  international futures exchanges.

Certain international futures exchanges operate in a manner more closely analogous to the over-the-counter physical commodity markets than to the regulated futures markets, and certain features of U.S. futures markets are not present.  For example, there may not be any daily price limits which would otherwise restrict the extent of daily fluctuations in the prices of the respective contracts.  In a declining market, therefore, it is possible that prices would continue to decline without limitation within a Trading Day or over a period of Trading Days.

Changes in foreign exchange rates and foreign exchange controls could result in a substantial loss to you.

An investment in Notes that are denominated in a specified currency other than U.S. dollars, or that have principal and/or any interest payments indexed to a specified currency, entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars.  Risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and the relevant foreign currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls by either the United States or international governments.  These risks generally depend on factors over which we have no control, such as economic and political events or the supply of and demand for the relevant currencies.  In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile and such volatility also could occur in the future.  If a Note is non-U.S. dollar denominated, depreciation of the specified currency against the U.S. dollar could result in a decrease in the effective yield of the Note below its coupon rate, and in certain circumstances could result in a loss to the investor on a U.S. dollar basis.

Governments have imposed, and may in the future impose, exchange controls that could affect exchange rates, as well as the availability of a specified foreign currency for making payments with respect to a non-U.S. dollar denominated Note.  There can be no assurance that exchange controls will not restrict or prohibit payments in any such currency or currency unit.  Even if there are no actual exchange controls, it is possible that the specified currency for any particular Note would not be available to make payments when due.  In that event, we will repay such Note in U.S. dollars on the basis of the most recently available exchange rate.

If the Reference Asset is comprised of one or more foreign currencies (or an index thereon), the Notes relating thereto may be subject to foreign exchange risk.

The price relationship between two different currencies (e.g., the U.S. dollar and the Japanese yen) may be highly volatile and varies based on a number of interrelated factors, including the supply and demand for each currency, political, economic, legal, financial, accounting and tax matters and other actions that we cannot control.  Relevant factors include, among other things, the possibility that exchange controls could be imposed or modified, the possible imposition of other regulatory controls or taxes, the overall growth and performance of the local economies, the trade and current account balance between the relevant countries, market interventions by the central banks, inflation, interest rate levels, the performance of the global stock markets, the stability of the relevant governments and banking systems, wars, major natural disasters and other foreseeable and unforeseeable events.  In addition, the value of a currency may be affected by the operation of, and the identity of persons and entities trading on, interbank and interdealer foreign exchange markets.

The liquidity, trading value and amount you receive at maturity could be affected by the actions of the relevant sovereign governments.

Exchange rates of most economically developed nations are “floating,” meaning the rate is permitted to fluctuate in value.  However, governments, from time to time, may not allow their currencies to float freely in response to economic forces.  Moreover, governments, including those of the United States, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies.  Governments also may issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency.  Thus, a special risk in purchasing Notes relating to one or more foreign currencies is that their liquidity, their trading value and the amount you will receive at maturity could be affected by the actions of sovereign governments which could change or interfere with currency valuation and the movement of currencies across borders.  There will be no adjustment or change in the terms of such Notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of the issuance of a replacement currency or in the event of any other development affecting the relevant currencies.

The unavailability of foreign currencies could result in a substantial loss to you.

Banks may not offer non-U.S. dollar denominated checking or savings account facilities in the United States.  Accordingly, payments on non-U.S. dollar denominated Notes will be made from an account with a bank located in the country issuing the specified currency.  As a result, you may have difficulty converting or be unable to convert such specified currencies into U.S. dollars on a timely basis or at all.  Unless otherwise specified in the applicable pricing supplement, Notes denominated in a specified currency other than U.S. dollars will not be sold in, or to residents of, the country issuing the specified currency in which particular Notes are denominated.

ADDITIONAL RISKS RELATING TO CERTAIN NOTES WITH MORE THAN ONE REFERENCE ASSET.

The Reference Asset may not be a recognized market index and may not accurately reflect global market performance.

The Reference Asset may not be a recognized market index and may be created solely for purposes of the offering of the Notes and calculated solely during the term of the Notes.  In such an instance, the level of the Reference Asset and, therefore, its performance will not be published as a separate index during the term of the Notes.

Risks associated with the Reference Asset may adversely affect the market price of the Notes.

Because the Notes may be linked to changes in the values of a limited number of instruments, the Reference Assets may be less diversified than funds or portfolios investing in broader markets and, therefore, could experience greater volatility.  An investment in such Notes may carry risks similar to a concentrated investment in a limited number of industries or sectors.

The instruments comprising the Reference Asset may not move in tandem; and gains in one such instrument may be offset by declines in another such instrument.

Price movements in the instruments comprising the Reference Assets may not move in tandem with each other.  At a time when the price of one or more of such instruments increases, the price of one or more of the other such instruments may decline.  Therefore, increases in the value of one or more of the instruments comprising the Reference Asset may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other instruments comprising the Reference Asset.

The Reference Asset may be highly concentrated in one or more industries or economic sectors.

The Notes are subject to the downside risk of an investment in the Reference Asset, which may be highly concentrated in securities or other instruments representing a particular economic sector.  These include the risks that the price level of other assets in these sectors or the prices of securities or other instruments comprising the Reference Asset may decline, thereby adversely affecting the value of the Notes.  If the Reference Asset is concentrated in an industry or group of industries or a particular economic sector, the Notes also will be concentrated in that industry or group of industries or economic sector.

Please note, this prospectus supplement, the attached prospectus and the applicable pricing supplement do not describe all the risks of an investment in Notes.  We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in Notes.

PRICING SUPPLEMENT

The pricing supplement for each offering of Notes will contain the specific information and terms for that offering. The pricing supplement also may add, update or change information contained in this prospectus supplement and the accompanying prospectus.  If any information in the pricing supplement is inconsistent with this prospectus supplement, you should rely on the information in the pricing supplement.  We also may prepare free writing prospectuses that describe particular issuances of Notes.  Any free writing prospectus should also be read in connection with this prospectus supplement and the accompanying prospectus.  For purposes of this prospectus supplement, any references to an applicable pricing supplement also may refer to a free writing prospectus, unless the context otherwise requires.  It is important that you consider all of the information in the pricing supplement, this prospectus supplement and the prospectus when making your investment decision.

Terms Specified in Pricing Supplement. A pricing supplement will specify the following terms of any issuance of Notes to the extent applicable:

•       the initial public offering price if other than 100%,

•       Reference Asset,

•       aggregate principal amount,

•       Pricing Date,

•       Original Issue Date,

•       Calculation Date,

•       Maturity Date and any terms related to any extension of the Maturity Date not otherwise set forth in this prospectus supplement,

•       Agent’s discount,

•       coupon rate,

•       Interest Payment Dates,

•       Initial Level,

•       Closing Price,

•       Contingent Protection Level,

•       Contingent Protection Price,

•       Payment at maturity,

•       Exchange Ratio,

•       Fractional Share Cash Amount,

•       CUSIP,

•       the currency in which the Notes will be denominated and currency in which the interest will be payable if not U.S. dollars,

•       and any other applicable terms.

DESCRIPTION OF NOTES

You should carefully read the general terms and provisions of our debt securities in “Description of Debt Securities” in the accompanying prospectus.  This section supplements that description.  The applicable pricing supplement will specify the particular terms for each issuance of Notes and may supplement, modify or replace any of the information in this section and in “Description of Debt Securities” in the accompanying prospectus.  Please note that the information about the price to the public and net proceeds to us on the front cover of the applicable pricing supplement relates only to the initial sale of the Notes.  If you have purchased the Notes in a purchase/resale transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

Denominations

The Notes will be issued in minimum denominations of $1,000 (or the specified currency equivalent), increased in multiples of $1,000 (or the specified currency equivalent); provided, however, that the minimum purchase for any purchaser domiciled in a Member State of the European Union shall be $100,000.

No Principal Protection

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invested. The amount of the principal payment at maturity will depend on two variables: (i) the Trading Level of the Reference Asset during the term of the Notes; and (ii) the relationship between the Final Level of the Reference Asset and the Initial Level of the Reference Asset.

You will receive 100% of your principal at maturity if, either of the following is true: (i) the Trading Level of the Reference Asset never equals or falls below the Contingent Protection Level  during the term of the Notes; or (ii) the Final Level of the Reference Asset is equal to or greater than the Initial Level of the Reference Asset.

However, the Notes will not be principal protected if both of the following are true:  (i) the Trading Level of the Reference Asset ever equals or falls below the Contingent Protection Level during the term of the Notes; and (ii)  the Final Level of the Reference Asset is less than the Initial Level of the Reference Asset.  If both of those conditions are true, the principal amount of your investment will not be protected and you will receive less, and possibly significantly less, than the amount you invested.

Payment at Maturity

We will pay you 100% of the principal amount of your Notes, in cash, at maturity if either of the following is true: (i) the Trading Level of the Reference Asset never equals or falls below the Contingent Protection Level from the period beginning with the Original Issue Date up to and including the Calculation Date; or (ii) the Final Level of the Reference Asset is equal to or greater than the Initial Level of the Reference Asset.

However, if both of the following are true, the amount of principal you receive at maturity will be reduced by the percentage decrease in the Reference Asset: (i) the Trading Level of the Reference Asset

ever equals or falls below the Contingent Protection Level during the term of the Notes; and (ii) the Final Level of the Reference Asset is less than the Initial Level of the Reference Asset.  In that event, the manner in which the Notes will be settled on the Maturity Date will depend on whether the Reference Asset is an equity security.

•       If the Reference Asset is an equity security, we, at our option, will either: (i) physically deliver to you an amount of the Reference Asset equal to the Exchange Ratio plus the Fractional Share Cash Amount (which means that you will receive shares with a market value that is less than the full principal amount of your Notes); or (ii) pay you a cash amount equal to the principal amount you invested reduced by the percentage decrease in the Reference Asset.

•       If the Reference Asset is not an equity security, we will pay you an amount in cash equal to the principal amount you invested reduced by the percentage decrease in the Reference Asset.

We will (i) provide written notice to the Trustee and to the Depositary, on or prior to the Business Day immediately prior to the Maturity Date of the amount of cash or number of shares of the Reference Asset (and cash in respect of coupon and cash in respect of any fractional shares of the Reference Asset), as applicable, to be delivered, and (ii) deliver such cash or shares of the Reference Asset (and cash in respect of coupon and any fractional shares of the Reference Asset), if applicable, to the Trustee for delivery to you.  The Calculation Agent shall determine the Exchange Ratio.

No Fractional Shares

Following the delivery of the Notes to the Trustee on the Maturity Date, if our payment is to be made in an amount of the Reference Asset, we will deliver the amount of the Reference Asset due with respect to all of such Notes, except that we will pay you an amount in cash, in lieu of delivering any fractional amount of the Reference Asset, equal to $1,000 minus the product of (x) the Exchange Ratio and (y) the Initial Level.

Exchange Ratio

If the Reference Asset is an equity security, we will deliver to you, at maturity, a number of shares of the Reference Asset equal to the Exchange Ratio.  The Exchange Ratio and the Initial Level will be adjusted for certain events relating to the Reference Asset.

Interest and Coupon

Type of Interest, Accrual Features and Payment.  The interest rate on the Notes, if any, will be either fixed or floating, as designated by the applicable pricing supplement.  No interest may be payable with respect to certain Notes.  The interest rate on a Note, if any, may be calculated by reference to a specified interest rate formula, plus or minus a spread, if any, as specified in the applicable pricing supplement.  The spread will be the number of basis points specified in the applicable pricing supplement and may be a fixed amount or an amount that increases or decreases over time.  The formula may be based on any formula or rates, including LIBOR.  In addition to identifying any spread, the applicable pricing supplement also will indicate any applicable maximum or minimum interest rate limitations.  Interest will be paid on the Interest Payment Dates specified in the applicable pricing supplement and on the Maturity Date.

The interest paid, if any, will include interest accrued from the Original Issue Date to, but excluding, the relevant Interest Payment Date or Maturity Date.  Interest will be paid to the person in whose name the Note is registered at the close of business on the Record Date immediately preceding the relevant Interest Payment Date.  However, interest payable on the Maturity Date will be payable to the person to whom principal is payable.  The first interest payment on any Note issued between a Record Date and an Interest Payment Date will be made on the Interest Payment Date occurring immediately after the next Record Date.  The total amount of any interest and any principal due on any Interest Payment Date or on the Maturity Date will be made available to the Trustee on such Interest Payment Date or Maturity Date, as the case may be.  As soon as possible thereafter, the Trustee will make such payments to the depository.

Interest will be computed using a 360-day year of twelve 30-day months.  In the event that any Interest Payment Date or Maturity Date is not a Business Day, the related payment of principal or interest will be made on the next

Business Day; and the interest accruing for the period from and after that Interest Payment Date to such next Business Day, if any, shall be paid on the next succeeding Interest Payment Date, if any.  However, for Notes which pay LIBOR, if such next Business Day is in the next calendar month, principal or interest, if any, will be paid on the Business Day immediately preceding the Interest Payment Date or Maturity Date, provided that such immediately preceding Business Day is also a London Banking Day.  If the Interest Payment Date is also a day on which principal is due, the interest payable will include interest accrued to, but excluding, the stated Maturity Date.

Date Floating Interest Rate Changes.  After the first Interest Reset Date, the interest rate on a floating rate Note will be the rate determined on the next Interest Determination Date.  Each time a new interest rate is determined, the new rate will become effective on the next Interest Reset Date.  The interest rate for Notes with daily Interest Reset Dates may be changed until the Business Day immediately preceding the Maturity Date.

How Interest Is Calculated.  Accrued interest from the Original Issue Date or from the last Interest Payment Date will be calculated by multiplying the face amount of the Notes by an accrued interest factor.  The accrued interest factor will be computed by adding the interest factors calculated for each day from the Original Issue Date, or from the last Interest Payment Date, to the date for which accrued interest is being calculated.  In the case of Notes which pay LIBOR, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day will be computed by dividing the interest rate applicable to that day by 360.

All percentages resulting from any calculation will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 6.876545% (or .06876545) being rounded to 6.87655% (or .0687655) and 6.876544% (or .06876544) being rounded to 6.87654% (or .0687654)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

Unless otherwise specified in the applicable pricing supplement, the Calculation Date relating to an Interest Determination Date will be the earlier of (a) the tenth calendar day after the Interest Determination Date or, if that day is not a Business Day, the next Business Day, or (b) the Business Day before the applicable Interest Payment Date or Maturity Date.  On your request, the Calculation Agent will provide you with the interest rate then in effect, and, if different, the interest rate that will become effective as a result of a determination made on the most recent Interest Reset Date.

Legal Maximum Interest Rate.  In addition to any maximum interest rate for any Note, the interest rate on the Notes will not be higher than the maximum rate permitted by New York law, as modified by federal law.  Current New York law provides a maximum interest rate of 25% per annum.  This limit does not apply to Notes with principal amounts of more than $2,500,000.

While we believe that New York law would be given effect by a state or federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower.  We will promise, for your benefit as a holder of the Notes, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Notes May Accrue Interest at an Inverse Floating Rate.  The interest rate on Notes may be equal to a fixed or floating rate of interest minus an interest rate determined based on a rate specified in the applicable pricing supplement, as adjusted by any spread or multiplier.  In such event, the interest rate paid on the Notes will vary inversely with changes in the interest rate specified in the applicable pricing supplement.

Manner of Payment and Delivery

Any payment or delivery on the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the Trustee in New York City, but only when the Notes are surrendered to the Trustee at that office.  We also may make any payment or delivery in accordance with the procedures of the applicable depositary.  We may make any delivery of the Reference Asset or distribution property ourselves or cause our Agent to do so on our behalf.

Reopened Issues

Under certain limited circumstances, and at our sole discretion, we may “reopen” certain issuances of Notes. These further issuances, if any, will be consolidated to form a single series with the Notes and will have the same CUSIP number and will trade interchangeably with the Notes immediately upon settlement.  Any additional issuances will increase the aggregate principal amount of the outstanding Notes of this series, plus the aggregate principal amount of any Notes bearing the same CUSIP number that are issued pursuant to (i) any 30-day option we grant to the Agents, and (ii) any future issuances of Notes bearing the same CUSIP number.  The price of any additional offering will be determined at the time of pricing of such offering.

We will treat any additional offerings of Notes as part of the same issue as the Notes for U.S. federal income tax purposes.  Accordingly, for purposes of the Treasury regulations governing original issue discount on debt instruments, we will treat any additional offerings of Notes as having the same issue date, the same issue price and, with respect to Holders, the same adjusted issue price as the Notes.  Consequently, the “issue price” of any additional offering of Notes for U.S. federal income tax purposes will be the first price at which a substantial amount of the Notes were sold to the public (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers).  If we offer further issuances of the Notes, we will disclose the treatment of any relevant accrued interest.

Redemption

Unless otherwise stated in the applicable pricing supplement, the Notes will not have a sinking fund.  Redemption dates, if any, will be fixed at the time of sale and stated in the applicable pricing supplement.  If no redemption date is indicated with respect to a Note, the Note will not be redeemable before it matures.

At any time, we may buy the Notes at any price in the open market or otherwise.  Any Notes we purchase may be held or resold or, at our discretion, may be surrendered to the Trustee for cancellation.

Calculation Agent and Calculations

The Calculation Agent will make all determinations regarding the value of the Notes at maturity, the Closing Price of the Reference Asset, antidilution adjustments, whether the Trading Level has ever equaled or fallen below the Contingent Protection Level, the payment at maturity, Market Disruption Events, Business Days, the default amount (only in the case of a Market Disruption Event) and the amount payable in respect of your Notes, and any other calculations or determinations to be made by the Calculation Agent, as specified herein or in the applicable pricing supplement.  Absent manifest error, all determinations of the Calculation Agent will be final and binding on you and us, without any liability on the part of the Calculation Agent.

SPONSORS OR ISSUERS AND REFERENCE ASSET

The Notes have not been passed on by the Sponsor or issuer of the instrument or instruments underlying the Reference Asset as to their legality or suitability.  The Notes are not issued by and are not financial or legal obligations of the Sponsor or issuer of the instrument or instruments underlying the Reference Asset.  The Sponsor or issuer of the instrument or instruments underlying the Reference Asset makes no warranties and bears no liabilities with respect to the Notes.  This prospectus supplement relates only to the Notes offered by the applicable pricing supplement and does not relate to any security of an underlying issuer.

If the Reference Asset is one or more U.S. equity securities, note that companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC.  Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  You may obtain information on the operation of the public reference room by calling the SEC at l-800-SEC-0330.  In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC.  The address of the SEC’s website is http://www.sec.gov.  Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a Reference Asset can be located by reference to the SEC file number provided in the applicable pricing supplement.  In addition, information regarding such a company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the issuer of the Reference Asset with the SEC. In connection with any issuance of Notes under this prospectus supplement, neither we nor the Agent has participated in the preparation of the above-described documents or made any due diligence inquiry with respect to the Sponsor or issuer of the Reference Asset.  Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding the Sponsor or issuer of the Reference Asset is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described herein) that would affect the Trading Level of the Reference Asset (and therefore the price of such Reference Asset at the time we price the Notes) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Sponsor or issuer of the Reference Asset could affect the value received at maturity with respect to the Notes and therefore the Trading Level of the Notes.

ANTIDILUTION ADJUSTMENTS FOR EQUITY SECURITIES

General

If the Reference Asset is one or more equity securities, the Trading Level of the Reference Asset between the Original Issue Date and the Calculation Date, inclusive, will determine whether holders receive cash or shares of the Reference Asset at maturity of the Notes.  If both (i) the Trading Level of the Reference Asset ever equals or falls below the Contingent Protection Level during the term of the Notes; and (ii) the Final Level of the Reference Asset is less than the Initial Level of the Reference Asset, the amount payable at maturity of the Notes will be reduced by the percentage decrease in the Reference Asset.  In such event, the amount payable at maturity of the Notes will be based on the Final Level of the Reference Asset on the Calculation Date and the Exchange Ratio.  The Exchange Ratio will be the same as the initial Exchange Ratio unless the Calculation Agent adjusts the Exchange Ratio as described below.  The Calculation Agent will adjust the Initial Level, Contingent Protection Level, Contingent Protection Price or the Exchange Ratio or all of them, if an event described below occurs and the Calculation Agent determines that such event has a diluting or concentrative effect on the theoretical value of the Reference Asset.

The adjustments described below do not cover all events that could affect the value of the Notes.  We describe the risks relating to dilution above under “Risk Factors—You Have Limited Antidilution Protection.”

How Adjustments Will Be Made

Below you will find examples of how certain corporate actions and other events may lead to adjustments to the Exchange Ratio.  In each case where the Exchange Ratio changes, the Initial Level, Contingent Protection Level and Contingent Protection Price generally will also change.

For example, if an adjustment is required because of a two-for-one stock split, then the Exchange Ratio for the Notes will be adjusted to double the Prior Exchange Ratio; and, as a result, the Initial Level, Contingent Protection Level and Contingent Protection Price will be reduced proportionately.  The Calculation Agent also will determine the effective date of that adjustment.  Upon making any such adjustment, the Calculation Agent will give notice as soon as practicable to the Trustee, stating the adjustment to the Initial Level, Contingent Protection Level, Contingent Protection Price, Exchange Ratio or all of them.

If more than one event requiring adjustment occurs, the Calculation Agent will make such an adjustment for each event in the order in which the events occur, and on a cumulative basis.  Thus, having adjusted the Initial Level, Contingent Protection Level, Contingent Protection Price, the Exchange Ratio or all of them for the first event, the Calculation Agent will adjust the Initial Level, Contingent Protection Level, Contingent Protection Price, the Exchange Ratio or all of them for the second event, applying the required adjustment to the Initial Level,

Contingent Protection Level, Contingent Protection Price and Exchange Ratio as already adjusted for the first event, and so on for any subsequent events.

For any dilution event described below, the Calculation Agent will not have to adjust the Initial Level, Contingent Protection Level, Contingent Protection Price or the Exchange Ratio unless the adjustment would result in a change of at least 0.10% in the Initial Level, Contingent Protection Level, Contingent Protection Price or Exchange Ratio that would apply without the adjustment.  The Initial Level, Contingent Protection Level, Contingent Protection Price and the Exchange Ratio resulting from any adjustment will be rounded up or down, as appropriate, to, in the case of the Initial Level and Contingent Protection Price, the nearest cent, and, in the case of the Contingent Protection Level and the Exchange Ratio, the nearest thousandth, with one-half cent and five hundred-thousandths, respectively, being rounded upward.

If an event requiring antidilution adjustment occurs, the Calculation Agent will make any adjustments with a view to offsetting, to the extent practical, any change in your economic position relative to the Notes, which results solely from that event.  The Calculation Agent may, in its sole discretion, modify any antidilution adjustments as necessary to ensure an equitable result.

The Calculation Agent will make all determinations with respect to antidilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made, and will do so in its sole discretion.  In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the Calculation Agent.  The Calculation Agent will provide information about any adjustments it makes upon your written request.

Events Necessitating Adjustment

The following events are those that may require an antidilution adjustment:

•       a subdivision, consolidation or reclassification of the Reference Asset or a free distribution or dividend of any Reference Asset to existing holders of the Reference Asset by way of bonus, capitalization or similar issue;

•       a distribution or dividend to existing holders of the Reference Asset of:

—     the Reference Asset,

—     other share capital or securities granting the right to payment of dividends equally or proportionately with such payments to holders of the Reference Asset, or

—     any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the Calculation Agent;

•       the declaration by the issuer of the Reference Asset of an extraordinary or special dividend or other distribution whether in cash or Reference Asset or other assets;

•       a repurchase by the issuer of the Reference Asset of its common stock whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

•       any other similar event that may have a diluting or concentrative effect on the theoretical value of the Reference Asset; or

•       a consolidation of the issuer of the Reference Asset with another company or merger of the issuer of the Reference Asset with another company.

Stock Splits.  A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity.  Each outstanding share is worth less as a result of a stock split.

If the Reference Asset is subject to a stock split, then the Calculation Agent will adjust the Exchange Ratio to equal the sum of the Exchange Ratio before that adjustment (the “Prior Exchange Ratio”) plus the product of (1) the number of new shares issued in the stock split with respect to one share of the Reference Asset and (2) the prior Exchange Ratio.  The Initial Level, Contingent Protection Level and Contingent Protection Price also will be adjusted as discussed above.

Reverse Stock Splits.  A reverse stock split is a decrease in the number of outstanding shares of stock of the issuer of the Reference Asset without any change in its stockholders’ equity.  Each outstanding share is worth more as a result of a reverse stock split.

If the Reference Asset is subject to a reverse stock split, then the Calculation Agent will adjust the Exchange Ratio to equal the product of the Prior Exchange Ratio and the quotient of (1) the number of shares of the Reference Asset outstanding immediately after the reverse stock split becomes effective and (2) the number of shares of the Reference Asset outstanding immediately before the reverse stock split becomes effective.  The Initial Level, Contingent Protection Level and Contingent Protection Price also will be adjusted as discussed above.

Stock Dividends.  In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own.  Each outstanding share is worth less as a result of a stock dividend.

If the Reference Asset is subject to a stock dividend payable in the Reference Asset, then the Calculation Agent will adjust the Exchange Ratio to equal the sum of the Prior Exchange Ratio plus the product of (1) the number of shares issued in the stock dividend with respect to one share of the Reference Asset and (2) the Prior Exchange Ratio.  The Initial Level, Contingent Protection Level and Contingent Protection Price will also be adjusted as discussed above.

Other Dividends and Distributions

The Exchange Ratio will not be adjusted to reflect dividends or other distributions paid with respect to the Reference Asset, other than:

•                  stock dividends as described above,

•                  issuances of transferable rights and warrants with respect to the Reference Asset as described below in “—Transferable Rights and Warrants,” and

•                  extraordinary dividends as described below.

A dividend or other distribution with respect to the Reference Asset will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for the Reference Asset by an amount equal to at least 10% of the Closing Price of the Reference Asset on the Business Day before the ex-dividend date.  The ex-dividend date for any dividend or other distribution is the first day on which the Reference Asset trades without the right to receive that dividend or distribution.

If an extraordinary dividend occurs, the Calculation Agent will adjust the Exchange Ratio to equal the product of (1) the Prior Exchange Ratio and (2) a fraction, the numerator of which is the Closing Price of the Reference Asset on the Business Day before the ex-dividend date and the denominator of which is the amount by which that Closing Price exceeds the extraordinary dividend amount.  The Initial Level, Contingent Protection Level and Contingent Protection Price also will be adjusted as discussed above.

The extraordinary dividend amount with respect to an extraordinary dividend for the Reference Asset equals:

•                  for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of the Reference Asset minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for the Reference Asset, or

•                  for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent in its sole discretion.  A distribution on the Reference Asset that is a dividend payable in Reference Asset that is also an extraordinary dividend, or an issuance of rights or warrants with respect to the Reference Asset that is also an extraordinary dividend will result in an adjustment to the Exchange Ratio only as described in “—Other Dividends and Distributions” above, “—Transferable Rights and Warrants” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the issuer of the Reference Asset issues transferable rights or warrants to all holders of the Reference Asset to subscribe for or purchase the Reference Asset at an exercise price per share that is less than the Closing Price of the Reference Asset on the Business Day before the ex-dividend date for issuance, then the Exchange Ratio will be adjusted by multiplying the Prior Exchange Ratio by the following fraction:

•                  the numerator will be the number of shares of the Reference Asset outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the Reference Asset offered for subscription or purchase under those transferable rights or warrants, and

•                  the denominator will be the number of shares of the Reference Asset outstanding at the close of business on the day before that ex-dividend date plus the product of (1) the total number of additional shares of the Reference Asset offered for subscription or purchase under the transferable rights or warrants and (2) the exercise price of those transferable rights or warrants divided by the Closing Price on the Business Day before that ex-dividend date.

The Initial Level, Contingent Protection Level and Contingent Protection Price also will be adjusted as discussed above.

Reorganization Events

Each of the following is a reorganization event:

•                  the Reference Asset is reclassified or changed;

•                  the issuer of the Reference Asset has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all outstanding shares of the Reference Asset are exchanged for or converted into other property;

•                  a statutory share exchange involving outstanding shares of the Reference Asset and the securities of another entity occurs, other than as part of an event described above;

•                  the issuer of the Reference Asset sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

•                  the issuer of the Reference Asset effects a spin-off — that is, issues to all holders of shares of the Reference Asset equity securities of another issuer, other than as part of an event described above; or

•                  the issuer of the Reference Asset is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or another entity completes a tender or exchange offer for all outstanding shares of the Reference Asset.

Adjustments for Reorganization Events.  If a reorganization event occurs with respect to the Reference Asset, then the Calculation Agent will adjust the Initial Level, the Exchange Ratio, the Contingent Protection Level and the Contingent Protection Price by adjusting the amount and type of property or properties — whether cash, securities, other property or a combination — that a prior holder of an amount of Reference Asset equal to the Exchange Ratio would hold after the reorganization event has occurred.  We refer to this new property as the distribution property.

For the purpose of making an adjustment required by a reorganization event, the Calculation Agent, in its sole discretion, will determine the value of each type of distribution property.  For any distribution property consisting of a security, the Calculation Agent will use the Closing Price of the security on the relevant exchange notice date for the exchange.  The Calculation Agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate.  If a holder of the Reference Asset may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the Calculation Agent in its sole discretion.

If a reorganization event occurs and the Calculation Agent adjusts the Exchange Ratio to consist of the distribution property in the reorganization event as described above, the Calculation Agent will make further antidilution adjustments for any later events that affect the distribution property, or any component of the distribution property, comprising the new Exchange Ratio.  The Calculation Agent will do so to the same extent that it would make adjustments if the Reference Asset were outstanding and were affected by the same kinds of events.  If a subsequent reorganization event affects only a particular component of the Exchange Ratio, the required adjustment will be made with respect to that component, as if it alone were the Exchange Ratio.

For example, if the issuer of the Reference Asset merges into another company and each share of stock of the Reference Asset is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the Exchange Ratio will be adjusted to consist of two common shares of the surviving company and the specified amount of cash.  The Calculation Agent will adjust the common share component of the new stock redemption amount to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in the section entitled “Antidilution Adjustments for Equity Securities,” as if the common shares were the Reference Asset.  In that event, the cash component will not be adjusted but will continue to be a component of the Exchange Ratio (with no interest adjustment).  Consequently, the final Note value will include the final value of the two shares of the surviving company and the cash.

In this prospectus supplement, references to the Calculation Agent adjusting the Exchange Ratio in respect of a dilution event mean that the Calculation Agent will adjust the Exchange Ratio in the manner described in this subsection if the dilution event is a reorganization event.  If a reorganization event occurs, the distribution property distributed in the event will be substituted for the Reference Asset as described above.  Consequently, in this prospectus supplement, references to the Reference Asset mean any distribution property that is distributed in a reorganization event and comprises the adjusted Exchange Ratio.  Similarly, references to the issuer of the Reference Asset mean any successor entity in a reorganization event.

USE OF PROCEEDS AND HEDGING

The net proceeds we receive from the sale of the Notes will be used for general corporate purposes and, in part, in connection with hedging our obligations under the Notes through one or more of our subsidiaries.  The original issue price of the Notes includes the Agent’s commissions (as disclosed in the applicable pricing supplement) paid with respect to the Notes and the cost of hedging our obligations thereunder.  The cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in managing the hedging transactions.  Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

On or prior to the Pricing Date, we, through our affiliates or others, expect to hedge our anticipated exposure in connection with the Notes by taking positions in the instrument or instruments comprising the Reference Asset, in option or futures contracts relating to such  instrument or instruments listed on major securities or futures markets, in other types of derivative instruments relating to such instrument or instruments, or in any other available securities, commodities or instruments that we may wish to use in connection with such hedging.  Such purchase activity could increase the Initial Level of the Reference Asset, and, accordingly, the level at which the Reference Asset must close to surpass the Initial Level.  In addition, through our affiliates, we are likely to modify our hedge position throughout the life of the Notes, by purchasing and selling the instrument or instruments comprising the Reference Asset, options or futures contracts relating to such instrument or instruments listed on major securities or futures markets,  in other types of derivative instruments relating to such instrument or instruments or positions in any other available securities, commodities or instruments that we may wish to use in connection with such hedging activities.  We cannot give any assurance that our hedging activities will not affect the price of the instrument or instruments comprising the Reference Asset and, therefore, adversely affect the value of the Notes or the payment that you will receive at maturity or upon any acceleration of the Notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

                For purposes of this summary, a “U.S. Holder” is a beneficial owner of a Note that is:

•                  an individual who is a citizen or a resident of the United States, for U.S. federal income tax purposes;

•                  a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

•                  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•                  a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions.

                                                For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of a Note that is:

•                  a nonresident alien individual for U.S. federal income tax purposes;

•                  a foreign corporation for U.S. federal income tax purposes;

•                  an estate whose income is not subject to U.S. federal income tax on a net income basis; or

•                  a trust if no court within the United States is able to exercise primary jurisdiction over its administration or if no United States persons have the authority to control all of its substantial decisions.

        An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

        This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the “Code”), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only U.S. Holders that purchase Notes at initial issuance and beneficially own such Notes as capital assets and not as part of a “straddle,” “hedge,” “synthetic security” or a “conversion transaction” for federal income tax purposes, or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as banks, thrifts, or other financial institutions; insurance companies; securities dealers or brokers, or traders in securities electing mark-to-market treatment; mutual funds or real estate investment trusts; small business investment companies; S corporations; investors that hold their Notes through a partnership or other entity treated as a partnership for U.S. federal tax purposes; investors whose functional currency is not the U.S. dollar; certain former citizens or residents of the United States; persons subject to the alternative minimum tax; retirement plans or other tax-exempt entities, or persons holding the Notes in tax-deferred or tax-advantaged accounts; or “controlled foreign corporations” or a “passive foreign investment companies” for U.S. federal income tax purposes). This summary also does not address the tax consequences to shareholders, or other equity holders in, or beneficiaries of, a holder, or any state, local or foreign tax consequences of the purchase, ownership or disposition of the Notes.

        Accordingly, prospective investors are urged to consult their tax advisors with respect to the federal, state and local tax consequences of investing in the Notes, as well as any consequences arising under the laws of any other taxing jurisdiction to which they may be subject.

        PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

General

        There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option (the “Put Option”) that permits us to (1) sell the Reference Asset to you at Maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid “acquisition discount” and “original issue discount” (as described below) on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay us at Maturity the difference between the Deposit (plus any accrued and unpaid acquisition discount and original issue discount on the Deposit) and the value of the Reference Asset at such time), and a deposit with us of cash in an amount equal to the “issue price” (as described below) of your Notes (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach.  Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the Reference Asset for all U.S. federal income tax purposes. Except as otherwise provided in “—Alternative Characterizations and Treatments,” the balance of this summary assumes that the Notes are so treated.

Tax Treatment of U.S. Holders

        A portion of any stated interest payment on a Note should be treated as interest on the Deposit, and the remainder should be treated as put premium paid by us in respect of the Put Option (the “Put Premium”).  In the event that a Note does not provide for stated interest, a U.S. Holder may be required to accrue an amount of original issue discount (“OID”) or acquisition discount, as described below.  We will determine in the applicable pricing supplement, and by purchasing the Notes you agree to treat, a certain portion of the stated interest and OID or acquisition discount as interest or OID on the Deposit and the remaining portion as Put Premium.

        Interest on the Deposits.  Unless otherwise described in the Pricing Supplement or in “—Short Term Deposits” below, the portion of the stated interest payable on a Notes that is treated as interest on the Deposit will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s normal method of accounting for tax purposes.

Original Issue Discount.  The following is a summary of the principal U.S. federal income tax consequences of the ownership of Deposits having OID.  The Pricing Supplement will indicate whether the Deposit is issued with OID.

A Deposit will have OID for U.S. federal income tax purposes if its “issue price” is less than its “stated redemption price at maturity” by more than a de minimis amount, as discussed below, and it has a term of more than one year.  Unless otherwise indicated in the Pricing Supplement, the issue price of a Deposit will be the principal amount of a Note.  The “stated redemption price at maturity” of a Deposit generally is the total amount of all payments provided by the Deposit other than “qualified stated interest” payments.  Qualified stated interest generally is stated interest that is “unconditionally payable” in cash or property (other than debt instruments of the issuer) at least annually either at a single fixed rate, or a “qualifying variable rate” (as described below).  Qualified stated interest is taxable to a U.S. Holder when accrued or received in accordance with the U.S. Holder’s normal method of tax accounting.

Deposits having “de minimis OID” will generally be treated as not having OID.  A Deposit will be considered to have “de minimis OID” if the difference between its stated redemption price at maturity and its issue price is less than the product of ¼ of 1 percent of the stated redemption price at maturity and the number of complete years from the issue date to maturity.

        U.S. Holders of Deposits having OID will be required to include OID in gross income for U.S. federal income tax purposes as it accrues (regardless of the U.S. Holders’ method of accounting), which may be in advance of receipt of the cash attributable to such income.  OID accrues under the constant yield method, based on a compounded yield to maturity, as described below.  Accordingly, U.S. Holders of Deposits having OID will generally be required to include in income increasingly greater amounts of OID in successive accrual periods.

        The annual amount of OID includible in income by the initial U.S. Holder of a Deposit having OID will equal the sum of the “daily portions” of the OID with respect to the Deposit for each day on which the U.S. Holder held the Deposit during the taxable year.  Generally, the daily portions of OID are determined by allocating to each day in an “accrual period” the ratable portion of OID allocable to the accrual period.  The term accrual period means an interval of time with respect to which the accrual of OID is measured, and which may vary in length over the term of the Deposit provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on either the first or last day of an accrual period.

        The amount of OID allocable to an accrual period will be the excess of:

•                  the product of the “adjusted issue price” of the Deposit at the commencement of the accrual period and its “yield to maturity” over

•                  the amount of any qualified stated interest payments allocable to the accrual period.

        The adjusted issue price of a Deposit at the beginning of the first accrual period is its issue price and, on any day thereafter, it is the sum of the issue price and the amount of OID previously includible in the gross income of the U.S. Holder, reduced by the amount of any payment other than a payment of qualified stated interest previously made on the Deposit.  The yield to maturity of a Deposit is the yield to maturity computed on the basis of compounding at the end of each accrual period properly adjusted for the length of the particular accrual period.  If all accrual periods are of equal length except for a shorter initial and/or final accrual period(s), the amount of OID allocable to the initial period may be computed using any reasonable method; however, the OID allocable to the final accrual period will always be the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period.

Variable Rate Debt Instruments.  The Pricing Supplement will indicate whether a Deposit is a “variable rate debt instrument” that is issued with OID.

        If a Deposit is a variable rate debt instrument, special rules apply to determine the amount of qualified stated interest and the amount and accrual of any OID.  If the Deposit bears interest that is unconditionally payable at least annually at a single qualified floating rate or objective rate (any such rate, a “qualifying variable rate”), all stated interest is treated as qualified stated interest.  The accrual of any OID is determined by assuming the Deposit bears interest at a fixed interest rate equal to the issue date value of the qualified floating rate or qualified inverse floating rate or, in the case of any other objective rate, a fixed internal rate that is equal to the reasonably expected yield for the Deposit.  The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

        If the Deposit bears interest at a qualifying variable rate other than a single qualified floating rate or objective rate, the amount and accrual of OID generally are determined by (i) determining a fixed rate substitute for each variable rate as described in the preceding paragraph, (ii) determining the amount of qualified stated interest and OID by assuming the Note bears interest at such substitute fixed rates and (iii) making appropriate adjustments to the qualified stated interest and OID so determined for actual interest rates under the Deposit.  However, if the qualifying variable rate includes a fixed rate, the Deposit is treated for purposes of applying clause (i) of the preceding sentence as if it provided for an assumed qualified floating rate (or qualified inverse floating rate if the actual variable rate is such) that would cause the Note to have approximately the same fair market value, and the rate is used in lieu of the fixed rate.

        Short-Term Deposits.  If the term of the Note is one year or less, we will treat the Deposit as a short-term obligation. Under certain Treasury regulations, a short-term obligation is treated as issued at “acquisition discount” equal to the difference between all payments on the obligation and the obligation’s issue price. Accordingly, the Deposit will be issued at an acquisition discount equal to all payments of interest and principal on the Deposit minus its issue price. Accrual method U.S. Holders, and cash method U.S. Holders that elect to accrue the acquisition discount currently, should include the acquisition discount in income as it accrues on a straight line basis, unless they elect to accrue the discount on a constant yield method based on daily compounding. A cash method U.S. Holder that does not elect to accrue the acquisition discount should include the portion of the payments attributable to accrued and unpaid acquisition discount on the Deposit as income upon receipt, or upon maturity of a Note. A cash method U.S. Holder that does not elect to accrue acquisition discount in income currently will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry the Note in an amount not exceeding the accrued and unpaid acquisition discount until it is included in income. Additionally, in the case of a cash method U.S. Holder that does not elect to accrue the discount in income currently, any gain realized on the Deposit upon the sale, retirement, or exchange of the Note will be ordinary income to the extent of the acquisition discount that has accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) and has not previously been included in income through the date of the sale, retirement, or exchange.

                Foreign Currency Notes.  The Pricing Supplement will described the U.S. federal income tax consequences to U.S. Holders of the purchase, beneficial ownership, and disposition of a Note denominated in a foreign currency or a Note the payments on which are determined by reference to a foreign currency.

        Put Premium on the Notes. The Put Premium should not be taxable to a U.S. Holder upon its receipt. If the Put Option expires unexercised (i.e., the payment at maturity is equal to the full principal amount of the Notes), the U.S. Holder should recognize the total Put Premium received as short-term capital gain at such time.

        If we exercise the Put Option and sell Reference Assets to a U.S. Holder, the U.S. Holder should not recognize any gain or loss (other than with respect to cash received in lieu of fractional shares, as described below). In this event, the U.S. Holder should have an adjusted tax basis in all Reference Assets received (including for this purpose any fractional shares) equal to the Deposit, plus accrued but unpaid acquisition discount and OID on the Deposit less the total Put Premium received. The U.S. Holder’s holding period for any Reference Assets received should start on the day after the delivery of the Reference Assets. The U.S. Holder should generally recognize a short-term capital gain or loss with respect to cash received in lieu of fractional shares in an amount equal to the difference between the amount of such cash received and the U.S. Holder’s basis in the fractional shares, which is equal to the U.S. Holder’s basis in all of the Reference Assets (including the fractional shares), times a fraction, the numerator of which is the fractional shares and the denominator of which is all of the Reference Assets (including fractional shares).

        If we elect to cash settle the Put Option, a U.S. Holder should generally recognize a short-term capital gain or loss equal to (i) the amount of cash received less (ii) the amount of the Deposit, plus accrued but unpaid acquisition discount and OID on the Deposit, less the total Put Premium received.

        Upon the exercise or cash settlement of a Put Option, a cash method U.S. Holder of a short term obligation that does not elect to accrue acquisition discount in income currently will recognize ordinary income equal to the accrued and unpaid acquisition discount.

        U.S. Holders should consult the offering documents for the Reference Asset for the U.S. federal income tax treatment of acquiring, owning and selling the Reference Asset.

Sale or Exchange of the Notes

        Upon a sale, redemption, or other taxable disposition of a Note for cash, a U.S. Holder should allocate the cash received between the Deposit and the Put Option on the basis of their respective values on the date of sale. The U.S. Holder should generally recognize gain or loss with respect to the Deposit in an amount equal to the difference between the amount of the sales proceeds allocable to the Deposit (less accrued and unpaid “qualified stated interest” and accrued acquisition discount that the U.S. Holder has not included in income currently, which will be treated as ordinary interest income) and the U.S. Holder’s adjusted tax basis in the Deposit (which will generally equal the initial purchase price of your Note increased by any accrued acquisition discount or OID previously included in income on the Deposit and decreased by the amount of any payment (other than an interest payment that is treated as qualified stated interest) received on the Deposit). Such gain or loss should be capital gain or loss and should be long-term capital gain or loss if a U.S. Holder is treated as having held the Deposit for more than one year at the time of such disposition.  The ability to use capital losses to offset ordinary income in determining taxable income generally is limited. If the Put Option has a positive value on the date of a sale of a Note, the U.S. Holder should recognize short-term capital gain equal to the portion of the sale proceeds allocable to the Put Option plus any previously received Put Premium. If the Put Option has a negative value on the date of sale, the U.S. Holder should be treated as having paid the buyer an amount equal to the negative value in order to assume the U.S. Holder’s rights and obligations under the Put Option. In such a case, the U.S. Holder should recognize a short-term capital gain or loss in an amount equal to the difference between the total Put Premium previously received and the amount of the payment deemed made by the U.S. Holder with respect to the assumption of the Put Option. The amount of the deemed payment will be added to the sales price allocated to the Deposit in determining the gain or loss in respect of the Deposit. The deductibility of capital losses by U.S. Holders is subject to limitations.

Alternative Characterization and Treatments

        Although we intend to treat each Note as a Deposit and a Put Option as described above, there are no regulations, published rulings or judicial decisions addressing the characterization of securities with terms that are substantially the same as those of the Notes, and therefore the Notes could be subject to some other characterization or treatment for U.S. federal income tax purposes. For example, the Notes could be treated as “contingent payment debt instruments” (“CPDIs”) for U.S. federal income tax purposes. In this case, in general, U.S. Holders should accrue OID on the Notes based on a yield (the comparable yield) at which we would issue a fixed rate noncontingent debt instrument with terms and conditions similar to those of the Notes, and a projected payment schedule would be constructed that would reflect a projected payment for each payment on the Note, and would produce the comparable yield. If the actual value of a payment were to exceed the amount projected on the schedule, the U.S. Holder should include in income additional interest income. In contrast, if the actual value of a payment were less than the amount projected on the schedule, the U.S. Holder should first offset any OID accrued on the Note in the taxable year by the amount of the shortfall, and thereafter should be entitled to an ordinary deduction to the extent of previously accrued OID on the Note. Shortfalls remaining upon retirement or at the time of a sale or other disposition of the Note should be treated as reducing the amount realized.  In addition, any gain realized upon the sale or exchange of the Notes would be treated as ordinary income.

        Other characterizations and treatments of the Notes are possible. Prospective investors in the Notes should consult their tax advisors as to the tax consequences to them of purchasing Notes, including any alternative characterizations and treatments.

Tax Treatment of Non-U.S. Holders

        A Non-U.S. Holder that is not subject to U.S. federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Note, should not be subject to U.S. federal income or withholding tax in respect of the Notes so long as (1) the Non-U.S. Holder provides an appropriate statement, signed under penalties of perjury, identifying the Non-U.S. Holder and stating, among other things, that the Non-U.S. Holder is not a United States person, (2) the Non-U.S. Holder is not a bank that has purchased the Notes in the ordinary course of its trade or business of making loans, as described in section 881(c)(3)(A) of the Code, (3) the Non-U.S. Holder is not a “10-percent shareholder” within the meaning of section 871(h)(3)(B) of the Code or a “related controlled foreign corporation” within the meaning of section 881(c)(3)(C) of the Code with respect to us, and (4) the Reference Assets are actively traded within the meaning of section 871(h)(4)(C)(v) of the Code. Unless otherwise indicated in the Pricing Supplement, we expect the Reference Assets to be treated as actively traded within the meaning of section 871(h)(4)(C)(v).

        To the extent these conditions are not met, a 30% withholding tax may apply payments of qualified stated interest, accrued acquisition discount, and accrued OID on the Notes, unless an income tax treaty reduces or eliminates such tax or the income is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder. In the latter case, such Non-U.S. Holder should be subject to United States federal income tax with respect to all income from the Notes at regular rates applicable to U.S. taxpayers.

        In general, the gain realized on the sale, exchange or retirement of the Notes by a Non-U.S. Holder should not be subject to U.S. federal income tax with respect to the Notes. However, if the amount realized upon the sale, exchange or settlement of a Note is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States, the Non-U.S. Holder will generally be subject to U.S. federal income tax on any income or gain in respect of the Note at the regular rates applicable to U.S. taxpayers, and, for a foreign corporation, possibly branch profits tax, unless an applicable treaty reduces or eliminates such tax. Additionally, if the Non-U.S. Holder is an individual that is present in the United States for 183 days or more in the year the gain is recognized and certain other conditions are satisfied, the Non-U.S. Holder will generally be subject to tax at a rate of 30% on the amount by which the gains derived from the sale, exchange or settlement that are from U.S. sources exceed capital losses allocable to U.S. sources.

        Non-U.S. Holders should consult the offering documents for the Reference Assets for the U.S. federal income tax treatment of acquiring, owning and selling the Reference Assets.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

        The Notes may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the Notes at the time of his or her death. Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the Notes at death.

        Non-U.S. Holders should consult the offering documents for the Reference Assets for the U.S. federal estate tax treatment of acquiring, owning and selling the Reference Assets.

Information Reporting and Backup Withholding

        Distributions made on the Notes and proceeds from the sale of Notes to or through certain brokers may be subject to a “backup” withholding tax on “reportable payments” unless, in general, the Noteholder complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the Notes generally would be refunded by the IRS or allowed as a credit against the Noteholder’s U.S. federal income tax, provided the Noteholder makes a timely filing of an appropriate tax return or refund claim.

        Reports will be made to the IRS and to holders that are not excepted from the reporting requirements.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We are offering the Notes on a continuing basis through the Agent.  The Agent may sell Notes to dealers at a concession not in excess of the discount it received from us.  We also may sell the Notes:

(a)          directly to purchasers on our own behalf; or

(b)         through the Agent as principal, either at a discount from their principal amount to be agreed on at the time of sale or at 100% of their principal amount, for resale to one or more investors and other purchasers at different prices to be determined by the Agent at the time of resale, which may be greater or lesser than the purchase price for those Notes paid by the Agent.

The Agent also may solicit offers to purchase the Notes as our agent.  We will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of the Notes in whole or part.  The Agent will have the right, in its reasonably exercised discretion, to reject any offer to purchase the Notes it receives in whole or in part.  We will pay each Agent, in connection with sales of the Notes resulting from a solicitation that the Agent made or an offer to purchase that the Agent received, a commission, in the form of a discount or otherwise, that will be specified in the applicable pricing supplement, not to exceed 8.00%.  We and the Agent have entered into a distribution agreement, dated as of June 19, 2003, as amended, with respect to the Notes.  Pursuant to the terms of the distribution agreement, the Agent has agreed to use its reasonable best efforts to solicit orders to purchase Notes.  We also may appoint additional Agents, to solicit offers to purchase the Notes, who will enter into the above distribution agreement.  Any other Agents will be named in the applicable pricing supplement and any solicitation and sale of Notes through those Agents will be on the same terms and conditions to which the Agent has agreed.  The other Agents or dealers through which we or the Agent may sell Notes may be our affiliates or customers and may engage in transactions with and perform services for us in the ordinary course of business.  We also may pay fees and other amounts to an Agent or an affiliate of an Agent in connection with certain transactions that we enter into in connection with certain issuances of the Notes, which might exceed the Agent’s discount.

With respect to each issuance of Notes, we expect to deliver the Notes against payment in New York, New York on the Original Issue Date. Unless the applicable pricing supplement indicates otherwise, payment of the purchase price shall be made in funds that are immediately available in New York City.

The Agents may be deemed to be “underwriters” within the meaning of the Securities.  We have agreed to indemnify the Agents against or to make contributions relating to certain civil liabilities, including liabilities under the Securities Act.  We have agreed to reimburse the Agents for certain expenses.

Following the initial distribution of Notes, the Agent or other affiliates of The Bear Stearns Companies Inc. may use this prospectus supplement in connection with offers and sales associated with market-making transactions in the Notes.  Each Agent may act as principal or Agent in the market-making transactions.  The offers and sales will be made at prices that relate to prevailing prices at the time.

Any Agents offering Notes will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

Because Bear, Stearns & Co. Inc. is our wholly owned subsidiary, each distribution of the Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.  The maximum commission or discount received by any NASD member or independent broker-dealer participating in a distribution of the Notes will not be greater than eight percent of the aggregate principal amount of the offering of the Notes in which such NASD member or independent broker-dealer participates.

VALIDITY OF THE NOTES

If stated in the applicable pricing supplement, the validity of the Notes will be passed on for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

DEFINITIONS

Set forth below are definitions of some of the terms used in this prospectus supplement and in the applicable pricing supplement.  If the terms described in the applicable pricing supplement are inconsistent with those described below or in the accompanying prospectus, the terms described in the applicable pricing supplement will supersede.

The “Agent” for each underwritten offering may be Bear Stearns, BSIL or others as disclosed in the applicable pricing supplement.

“AMEX” means the American Stock Exchange LLC.

“Bear Stearns” means our affiliate, Bear, Stearns & Co. Inc.

“BSIL” means our affiliate, Bear, Stearns International Limited.

“Business Day” means any day that (a) in the U.S.,  is not a Saturday or Sunday, (b) in New York, New York, is not a day on which banking institutions generally are authorized or required by law or executive order to close, and (c) if the interest rate formula basis is LIBOR, is also a London Banking Day.

“Calculation Agent” means Bear Stearns.  We may change the Calculation Agent after the Original Issue Date without notice.

“Calculation Date” will be a date specified in the applicable pricing supplement.  If that date is not a Business Day, or if the Calculation Agent determines that a Market Disruption Event has occurred or is continuing on that day, the Calculation Date will be the first following Business Day on which the Calculation Agent determines that a Market Disruption Event has not occurred and is not continuing.  In no event, however, will the final Calculation Date be a date that is less than two Business Days immediately preceding the Maturity Date.  In that case, the second Business Day immediately preceding the Maturity Date will be deemed to be the final Calculation Date, notwithstanding the Market Disruption Event, and the Calculation Agent will make a good faith estimate of the Closing Price of the Reference Asset on that second Business Day preceding the Maturity Date in accordance with the formula for and method of calculating the Reference Asset in effect prior to the Market Disruption Event using the price of the Reference Asset on the relevant exchange or market (or, if trading in any such Reference Asset has been materially suspended or materially limited, the Calculation Agent’s good faith estimate of the Closing Price of the Reference Asset that would have prevailed but for such suspension or limitation) as of that second Business Day preceding the Maturity Date.  For clarity, in no event will the Calculation Date be one Business Day prior to Maturity Date.

“Closing Price” of the Reference Asset on any Trading Day means:

•                  if such Reference Asset is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Exchange Act, on which such Reference Asset is listed or admitted to trading,

•                  if such Reference Asset is a security traded on the Nasdaq National Market (and provided that the Nasdaq National Market is not then a national securities exchange), the Nasdaq official Closing Price published by The Nasdaq Stock Market, Inc. on such day, or

•                  if such Reference Asset is neither listed or admitted to trading on any national securities exchange nor a security of the Nasdaq National Market but is included in the OTC Bulletin Board Service (the “OTC

Bulletin Board”) operated by the NASD, the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If such Reference Asset is listed or admitted to trading on any national securities exchange or is a security traded on the Nasdaq National Market but the last reported sale price or Nasdaq official Closing Price, as applicable, is not available, then the Closing Price for such Reference Asset on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin Board on such day.  If, because of a Market Disruption Event or otherwise, the last reported sale price or Nasdaq official Closing Price, as applicable, for such Reference Asset is not available pursuant to either of the two preceding sentences, then the Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for such Reference Asset for such Trading Day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of any of our affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  The term “security of the Nasdaq National Market” will include a security included in any successor to such system, and the term “OTC Bulletin Board Service” will include any successor service thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

 “Consumer Price Index” means the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers (“CPI”), published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor (“BLS”) and reported on Bloomberg CPURNSA or any successor service. The CPI for a particular month is published during the following month. The CPI is a measure of the average change in consumer prices over time for a fixed market basket of goods and services, including food, clothing, shelter, fuels, transportation, charges for doctors and dentists services, and drugs. In calculating the index, price changes for the various items are averaged together with weights that represent their importance in the spending of urban households in the United States. The contents of the market basket of goods and services and the weights assigned to the various items are updated periodically by the BLS to take into account changes in consumer expenditure patterns. The CPI is expressed in relative terms in relation to a time base reference period for which the level is set at 100.0. The time base reference period for the Notes is the 1982-1984 average.

If the CPI is not reported on Bloomberg CPURNSA for a particular month by 3:00 PM on an Interest Reset Date, but has otherwise been published by the BLS, the Calculation Agent will determine the CPI as published by the BLS for such month using such other source as it deems appropriate.

If the CPI is rebased to a different year or period, the base reference period for the Notes will continue to be the 1982-1984 reference period as long as the 1982-1984 CPI continues to be published.

If, while the Notes are outstanding, the CPI is discontinued or substantially altered, as determined in the sole discretion of the Calculation Agent, the applicable substitute index for the Notes will be that chosen by the Secretary of the Treasury for the Department of Treasury’s Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997). If no such securities are outstanding, the Calculation Agent will determine a substitute index for the Notes in accordance with general market practice at the time.

“Contingent Protection Level” will be determined on the Pricing Date and means the percentage specified in the applicable pricing supplement.

“Contingent Protection Price” will be determined on the Pricing Date and means the product of the Initial Level and the Contingent Protection Level.

 “Event of Default” has the meaning as defined in the Indenture.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” will be calculated by the Calculation Agent and will equal the principal amount of your Notes divided by the Initial Level (rounded down to the nearest whole number with fractional shares to be paid in cash), subject to adjustment for certain events relating to the Reference Asset.

“Federal Funds Rate” means either the Federal Funds (Effective) Rate or the Federal Funds (Open) Rate.

Unless otherwise specified in the applicable pricing supplement, the “Federal Funds (Effective) Rate” means, with respect to any Interest Determination Date, the rate on that day for Federal Funds as published in H.15(519) under the heading “Federal funds (effective)” on Telerate page 120 or any successor service or page or, if not so published on the Calculation Date relating to that Interest Determination Date, the Federal Funds (Effective) Rate will be the rate on that Interest Determination Date that is published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading “Federal Funds/Effective Rate.”

Unless otherwise specified in the applicable pricing supplement, the :Federal Funds (Open) Rate” means, with respect to any Interest Determination Date, the rate on that day for Federal Funds as reported on Telerate page 5 under the heading “Federal Funds/Open.”

If (1) the applicable Federal Funds (Effective) Rate described above or (2) the Federal Funds (Open) Rate described above is not published by 3:00 p.m. on the relevant Calculation Date, then the Federal Funds (Effective) Rate and the Federal Funds (Open) Rate, as applicable, will be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent as of 11:00 a.m., on that Interest Determination Date.

If the brokers that are selected by the Calculation Agent are not quoting, the interest rate in effect for the applicable period will remain the interest rate then in effect on such Interest Determination Date.

“Final Level” will be calculated by the Calculation Agent and will equal the Closing Price of the Reference Asset on the Calculation Date.

“Fractional Share Cash Amount” is an amount in cash per Note equal to $1,000 minus the product of (x) Exchange Ratio and (y) the Initial Level.

“Initial Level” means the initial price or level of the Reference Asset on the Pricing Date, as detailed in the applicable pricing supplement.

“Interest Determination Date” is the day the Calculation Agent will refer to when determining the new interest rate and will be the date specified in the applicable pricing supplement, provided that if such date is not a Business Day or if a Market Disruption Event occurs on such date, the Interest Determination Date will be the next succeeding Business Day on which no Market Disruption Event occurs.

“Interest Payment Date” will be the date specified in the applicable pricing supplement, provided that if such date is not a Business Day, the related payment of interest will be made on the next succeeding Business Day and the interest accruing for the period from and after that Interest Payment Date to such next Business Day, if any, shall be paid on the next succeeding Interest Payment Date, if any.  However, for Notes which pay LIBOR, if the next Business Day is in the next calendar month, principal, if any, or interest will be paid on the immediately preceding Business Day, provided that any such Business Day is also a London Banking Day.  If the Interest Payment Date is also a day on which principal is due, the interest payable will include interest accrued to, but excluding, the stated Maturity Date.

“Interest Reset Date” will be the date specified in the applicable pricing supplement, provided that if any Interest Reset Date is not a Business Day, then the Interest Reset Date will be postponed to the next succeeding Business Day.  However, in the case of a Note which pays LIBOR, if the next succeeding Business Day is in the next calendar month, the Interest Reset Date will be the immediately preceding Business Day.

“Intraday Trading Price” means, for one share of the Reference Asset (or one unit of any other security for which an Intraday Trading Price must be determined) at any time during any trading day (including at the close) means:

•                  if the Reference Asset (or any such other security) is listed or admitted to trading on a national securities exchange, the most recently reported sale price, regular way, at such time during the principal trading session on such day on the principal United States securities exchange registered under the Exchange Act on which the underlying stock (or any such other security) of the Reference Asset is listed or admitted to trading,

•                  if the underlying stock (or any such other security) of the Reference Asset is a security of the Nasdaq National Market (and provided that the Nasdaq National Market is not then a national securities exchange), the most recently reported sale price at such time quoted by The Nasdaq Stock Market, Inc. on such day, or

•                  if the underlying stock (or any such other security) of the Reference Asset is neither listed or admitted to trading on any national securities exchange nor a security of the Nasdaq National Market but is included in the OTC Bulletin Board, the most recently reported sale price at such time during the principal trading session on the OTC Bulletin Board on such day.

 “LIBOR” means the London Interbank Offered Rate, and will be determined by the Calculation Agent as follows, unless otherwise specified in the applicable pricing supplement:

With respect to any Interest Determination Date, either:

(a)          “LIBOR Reuters,” which is the arithmetic mean, as determined by the Calculation Agent, of the offered rates for deposits in U.S. dollars for the maturity specified in the applicable pricing supplement, beginning on the second London Banking Day after that date, which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on that date, if at least two such offered rates appear on the Reuters Screen LIBO Page; or

(b)         “LIBOR Telerate,” which is the offered rate for deposits in U.S. dollars having the specified maturity, beginning on the second London Banking Day after that date, which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on that date.

If neither the Reuters Screen LIBO Page nor Telerate Page 3750 is specified in the applicable pricing supplement, LIBOR will be determined as if Telerate Page 3750 had been specified.

In the case where (a) above applies, if fewer than two offered rates appear on the Reuters Screen LIBO Page, or, in the case where (b) above applies, if no rate appears on the Telerate Page 3750, LIBOR will be determined based on the rates at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date at which deposits in U.S. dollars having the specified maturity are offered by four major banks in the London interbank market selected by the Calculation Agent to prime banks in the London interbank market beginning on the second London Banking Day after that date and in a principal amount of not less than U.S. $1,000,000 that is representative of a single transaction in such market at such time (a “representative amount”).  The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate.  If at least two such quotations are provided, LIBOR for that date will be the arithmetic mean of such quotations.

If fewer than two quotations are provided, LIBOR for that date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. on such date by three major banks in New York City selected by the Calculation Agent for loans in U.S. dollars to leading European banks having the specified maturity beginning on the second London Banking Day after that date and in a principal amount of not less than a representative amount.

Finally, if the three banks are not quoting as mentioned above, LIBOR will remain LIBOR then in effect on such Interest Determination Date.

“London Banking Day” means any day on which dealings or deposits in U.S. dollars are transacted in the London interbank market.

“Market Disruption Event” means any of the following events, as determined by the Calculation Agent, in its sole discretion:

•                  the occurrence or existence of a suspension, absence or material limitation of trading in the instrument or instruments comprising the Reference Asset in the primary market for such instrument or instruments for more than two hours of trading or during the half hour period preceding the close of trading;

•                  a breakdown or failure in the price and trade reporting systems of any primary market, Related Exchange or market as a result of which the reported trading prices for the Reference Asset during the last one hour preceding the close of the principal trading session on such relevant exchange or market are materially inaccurate;

•                  the occurrence or existence of a suspension, absence or material limitation of trading in option or futures contracts or exchange traded funds related to the instrument or instruments comprising Reference Asset, in each case, on any major exchange or market for more than two hours of trading, or during the half hour period preceding the close of the principal trading session on such market, whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or market or otherwise;

•                  the occurrence or existence of a suspension, absence, limitation, cancellation or repudiation of trading for more than two hours of trading, or during the half hour period preceding the close of trading on the Related Exchange or market in the Reference Asset; or

•                  in any of these events, the Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect.

For purposes of this definition:

(a)   a limitation on the hours in a Trading Day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market,

(b)   a decision to permanently discontinue trading in any option contracts relating to the instrument or instruments comprising the Reference Asset will not constitute a Market Disruption Event, and

(c)   for purposes of clause (a) above, any limitations on trading during significant market fluctuations, under NYSE Rule 80B, NASD Rule 4120 or any analogous rule or regulation enacted or promulgated by the NYSE, NASD or any other self-regulatory organization or the SEC of similar scope as determined by the Calculation Agent, will be considered “material.”

A suspension or limitation of trading in option contracts related to the Reference Asset, if available, in the primary market for those contracts, by reason of any of (i) a price change exceeding limits set by that market, (ii) an imbalance of orders relating to those contracts, or (iii) a disparity in bid and ask quotes relating to those contracts, will constitute a suspension or material limitation of trading in option contracts related to the Reference Asset in the primary market for those contracts.

Based on the information currently available to us, on each of September 11, 12, 13 and 14, 2001, the NYSE and The Nasdaq Stock Market suspended all trading for the entire day, and on October 27, 1997, the NYSE and The Nasdaq Stock Market (“Nasdaq”) suspended all trading during the half hour period preceding the close of trading.  If the NYSE or Nasdaq were the primary market of the Reference Asset, such suspension would constitute a Market Disruption Event.

“Maturity Date” will be detailed in the applicable pricing supplement and may be accelerated upon an Event of Default.  If the stated Maturity Date is not a Business Day, the Maturity Date will be the next following Business Day.

“NASD” means the National Association of Securities Dealers, Inc.

“NYSE” means the New York Stock Exchange, Inc.

“Note” or “Notes” means notes with specific terms described in the applicable pricing supplement with a principal amount of $1,000.

“Original Issue Date” means the date the Notes will be ready for delivery.

“Pricing Date” means the day we price the Notes for initial sale to the public.

“Prior Exchange Ratio” is the Exchange Ratio prior to any adjustment as detailed herein.

“Record Date” for each Interest Payment Date, including any Interest Payment Date scheduled to occur on the Maturity Date, means the date 15 calendar days prior to such Interest Payment Date, whether or not that date is a Business Day.

“Reference Asset” may be one or more securities, commodities, foreign currencies, interest rate or any other financial, economic, or other measures or instruments, including the occurrence or nonoccurrence of any event or circumstance; or indices or baskets of any of these items, as detailed in the applicable pricing supplement.

“Related Exchange” means, with respect to any instrument or instruments comprising the Reference Asset, each exchange or quotation system on which futures or options contracts relating to such instrument or instruments comprising the Reference Asset are traded, any successor to such exchange or quotation system or any substitute exchange or quotation system to which trading in the futures or options contracts relating to such instrument or instruments comprising the Reference Asset has temporarily relocated (provided that the Calculation Agent has determined that the liquidity of the futures or options contracts on such instrument or instruments comprising the Reference Asset on such temporary substitute exchange or quotation system is comparable to that on the original Related Exchange).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Date” means the date the Notes will be ready for delivery.

“Sponsor” means the applicable person or organization responsible for calculating, publishing or maintaining the Reference Asset.

“Trading Day” means a day, as determined by the Calculation Agent, on which trading is generally conducted on the principal trading market for the Reference Asset.

“Trading Level” means the Intraday Trading Price of the Reference Asset on each Business Day, beginning on the Pricing Date to and including the Calculation Date.

“Treasury Rate” means, with respect to any Interest Determination Date, the rate for the most recent auction of Treasury bills, direct obligations of the United States, having the Index Maturity specified in the applicable pricing supplement as published under the column designated “Invest Rate” on Telerate page 56 captioned “US Treasury 3MO T-Bill Auction Results” or Telerate page 57 captioned “US Treasury 6MO T-Bill Auction Results.”

If the Treasury Rate cannot be set as described above on the Calculation Date pertaining to such Interest Determination Date, the following procedures will apply, as appropriate:

(a)   The rate will be the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury.

(b)   If the results of the auction of Treasury bills having the specified Index Maturity are not published in H.15(519) by 3:00 p.m. on the Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m. on the Interest Determination Date, of three leading primary US government securities dealers selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity.

(c)   Finally, if the dealers are not quoting as mentioned above, the Treasury Rate will remain the Treasury Rate then in effect on such Interest Determination Date.

“Trustee” will be JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank).

“We,” “us” and “our” refer only to The Bear Stearns Companies Inc., excluding its consolidated subsidiaries.

PROSPECTUS

The Bear Stearns Companies Inc.

Debt Securities
Warrants
Preferred Stock
Depositary Shares

By this prospectus, we intend to offer at one or more times—
Debt Securities Warrants to Purchase Debt Securities Preferred Stock Depositary Shares
in one or more series with an aggregate initial public offering price of up to $12,410,781,162 (as described in the applicable prospectus supplement).

We will provide the specific terms of these securities in supplements to this pro- spectus. You should read this prospectus and any supplements carefully before you invest in the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        We may use this prospectus in the initial sale of these securities. In addition, Bear, Stearns & Co. Inc. or any of our other affiliates may use this prospectus in a market-making transaction in any of these or similar securities after their initial sale. Unless we or our agent inform the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Bear, Stearns & Co. Inc.

Prospectus dated February 2, 2005.

        The information contained in this prospectus is not complete and may be changed. You should only rely on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

        We file current, annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended, with the SEC. You may read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings are also available to the public from the SEC's Internet site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

        Our website is http://www.bearstearns.com. We make available free of charge on our website, via a link to the SEC's internet site at http://www.sec.gov, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

        In addition, we currently make available on http://www.bearstearns.com our most recent annual report on Form 10-K, our quarterly reports on Form 10-Q for the current fiscal year and our most recent proxy statement, although in some cases these documents are not available on our website as soon as they are available on the SEC's internet site. You will need to have on your computer the Adobe Acrobat Reader software to view these documents, which are in the .PDF format.

        We have filed with the SEC a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which constitutes a part of that Registration Statement, does not include all the information contained in that Registration Statement and its exhibits. For further information with respect to the securities, you should consult the Registration Statement and its exhibits.

        Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

        The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

        The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

          (1)   the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended November 30, 2003;

          (2)   the Quarterly Reports on Form 10-Q for the fiscal quarters ended February 29, 2004, May 31, 2004 and August 31, 2004; and

          (3)   the Current Reports on Form 8-K dated December 15, 2003, December 17, 2003, December 17, 2003, January 7, 2004, January 21, 2004, March 3, 2004, March 17, 2004, March 18, 2004, March 18, 2004, April 1, 2004, May 25, 2004, June 15, 2004, June 16, 2004, June 16, 2004, September 7, 2004, September 22, 2004, September 22, 2004, September 22, 2004, September 27, 2004, October 29, 2004, November 4, 2004, November 18, 2004, November 29, 2004, December 21, 2004, December 28, 2004, January 5, 2005, January 6, 2005, January 20, 2005 and January 25, 2005.

        We will provide to you without charge, a copy of any or all documents incorporated by reference into this prospectus except the exhibits to those documents (unless they are specifically incorporated by reference in those documents). You may request copies by writing or telephoning us at our Investor Relations Department, The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179; telephone number (212) 272-2000.

THE BEAR STEARNS COMPANIES INC.

        We are a holding company that, through our broker-dealer and international bank subsidiaries, principally Bear, Stearns & Co. Inc. ("Bear Stearns"), Bear, Stearns Securities Corp. ("BSSC"), Bear, Stearns International Limited ("BSIL") and Bear Stearns Bank plc ("BSB"), is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. BSSC, a subsidiary of Bear Stearns, provides professional and correspondent clearing services, in addition to clearing and settling customer transactions and certain of our proprietary transactions. In addition to conducting a substantial portion of our operating activities through certain of our regulated subsidiaries (Bear Stearns, BSSC, BSIL and BSB), we also conduct significant activities through other wholly-owned subsidiaries including: Bear Stearns Global Lending Limited, Custodial Trust Company, Bear Stearns Financial Products Inc., Bear Stearns Capital Markets Inc., EMC Mortgage Corporation, Bear Stearns Commercial Mortgage Inc., Bear Stearns Credit Products Inc. and Bear Stearns Forex Inc.

        Our business includes:

  •
  market-making and trading in US government, government agency, corporate debt and equity, mortgage-related, asset-backed, municipal securities and high yield products;

  •
  trading in options, futures, foreign currencies, interest rate swaps and other derivative products;

  •
  securities, options and futures brokerage;

  •
  providing securities clearance services;

  •
  managing equity and fixed income assets for institutional and individual clients;

  •
  financing customer activities;

  •
  securities lending;

  •
  securities and futures arbitrage;

  •
  involvement in specialist activities on the New York Stock Exchange, American Stock Exchange and International Securities Exchange ("ISE");

  •
  underwriting and distributing securities;

  •
  arranging for the private placement of securities;

  •
  assisting in mergers, acquisitions, restructurings and leveraged transactions;

  •
  making principal investments in leveraged acquisitions;

  •
  engaging in commercial real estate activities;

  •
  investment management and advisory services; and

  •
  fiduciary, custody, agency and securities research services.

        Our business is conducted:

  •
  from our principal offices in New York City;

  •
  from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Denver, Los Angeles, San Francisco and San Juan;

  •
  from representative offices in Beijing, Herzliya, Hong Kong, Sao Paulo and Shanghai;

  •
  through international offices in Dublin, Hong Kong, London, Lugano, Milan, Singapore and Tokyo; and

  •
  through joint ventures with other firms in Belgium, Greece, Spain and Sweden.

        Our international offices provide services and engage in investment activities involving foreign clients and international transactions. Additionally, certain of these foreign offices provide services to US clients.

        Bear Stearns and BSSC are broker-dealers and investment advisers registered with the SEC. Bear Stearns and/or BSSC are also members of the NYSE, all other principal US securities and futures exchanges, the National Association of Securities Dealers, Inc. ("NASD"), the Commodity Futures Trading Commission, the National Futures Association and the ISE. Bear Stearns is a "primary dealer" in US government securities as designated by the Federal Reserve Bank of New York.

        BSIL is a full service broker-dealer based in London and among other European exchanges, is a member of Eurex Deutschland, the International Petroleum Exchange, Euronext Liffe, Euronext Paris and NASDAQ Europe. BSIL is supervised by and is regulated in accordance with the rules of the Financial Services Authority.

        BSB is an Ireland-based bank, which was registered in 1996 and subsequently granted a banking license on April 10, 1997 under the Irish Central Bank Act, 1971. BSB allows our existing and prospective clients the opportunity of dealing with a banking counterparty.

        Bear Stearns Global Lending Limited ("BSGL") provides loans to certain Bear Stearns customers. BSGL is incorporated in the Cayman Islands.

        Custodial Trust Company ("CTC"), an FDIC insured New Jersey State chartered bank, offers a range of trust, lending and securities-clearance services. CTC provides us with banking powers including access to the securities and funds-wire services of the Federal Reserve System. CTC provides trust, custody, agency and securities lending services for institutional accounts; commercial and margin lending; the clearance of government securities for institutions and dealers; and the processing of mortgage and mortgage-related products, including derivatives and collateralized mortgage obligations products. At November 30, 2004, CTC held approximately $81 billion of assets for clients, including institutional clients such as pension funds, mutual funds, endowment funds and insurance companies.

        Bear Stearns Financial Products Inc. ("BSFP") transacts business as a triple-A-rated counterparty to eligible clients, offering a wide range of fixed income and equity derivative products. Eligible clients are those rated A3 or better by Moody's Investors Service, Inc. and A- or better by Standard & Poor's Ratings Services or counterparties acceptable to both rating agencies. BSFP transfers its market risk associated with derivative transactions to Bear Stearns Capital Markets Inc., an affiliate of BSFP and one of our wholly-owned subsidiaries. BSFP is incorporated in the State of Delaware.

        Bear Stearns Capital Markets Inc. ("BSCM") is engaged in fixed income derivatives transactions and hedges associated therewith. BSCM is incorporated in the State of Delaware.

        EMC Mortgage Corporation ("EMC"), is a HUD and Freddie MAC approved lender based in Irving, Texas. EMC purchases both conforming and non-conforming, investment-grade and non-investment grade, conventional fixed rate and adjustable rate residential mortgage loans with servicing released or retained and sells such loans to investors. EMC also purchases and sells residual certificates and mortgage servicing rights. In addition, through a subsidiary, EMC may originate commercial construction loans through approved brokers.

        Bear Stearns Commercial Mortgage Inc. activities benefit mortgage customers by providing a source for owners of property to finance commercial, multifamily, and manufactured housing community properties, including the placement of these loans through mortgage bankers in the states in which it is duly licensed or exempted.

        Bear Stearns Credit Products Inc. ("BSCPI") is engaged in credit derivatives transactions and hedges associated therewith. BSCPI is incorporated in the State of Delaware.

        Bear Stearns Forex Inc. ("BSFX") is a foreign exchange dealer engaged in foreign currency transactions and hedges associated therewith. BSFX is incorporated in the State of Delaware.

        We are incorporated in the State of Delaware. Our principal executive office is located at 383 Madison, New York, New York 10179, USA, and our telephone number is (212) 272-2000. Our internet address is http://www.bearstearns.com. In this prospectus, the terms "Company," "we," "us" and "our" refer only to The Bear Stearns Companies Inc. excluding its consolidated subsidiaries.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include additions to working capital, the repayment of short-term and long-term debt and investments in, or extensions of credit to, subsidiaries. Pending such uses, the net proceeds may be temporarily invested in short-term obligations.

RATIO INFORMATION

        The ratio of earnings to fixed charges was calculated by dividing the sum of the fixed charges into the sum of the earnings before taxes and fixed charges. The ratio of earnings to combined fixed charges and preferred dividends was calculated by dividing the sum of fixed charges and preferred dividends into the sum of earnings before taxes and fixed charges. Fixed charges for purposes of the ratios consist of interest expense and certain other expenses. Preferred dividends represent the pre-tax earnings necessary to cover the dividends on our preferred stock, assuming such earnings are taxed at our consolidated effective tax rate.

        The table below presents the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends for the fiscal years ended November 30, 2004, 2003, 2002, 2001 and 2000.

	Fiscal Year Ended November 30,
	2004	2003	2002	2001	2000
Ratio of earnings to fixed charges	2.2	2.2	1.7	1.2	1.2
Ratio of earnings to combined fixed charges and preferred dividends	2.2	2.2	1.7	1.2	1.2

DESCRIPTION OF DEBT SECURITIES

        This section describes certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of any debt securities offered by a prospectus supplement and the extent to which these general terms and provisions will not apply to the particular series of debt securities being offered, will be described in the prospectus supplement relating to that particular series of debt securities.

        We will issue the debt securities under the Indenture, dated as of May 31, 1991, as amended (the "Indenture"), between us and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), as trustee (the "Trustee").

        The terms of the debt securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. We have filed a copy of the Indenture as an exhibit to the Registration Statement of which this prospectus forms a part. A copy of the Indenture is available as described under "Where You Can Find More Information."

        This section, along with the description in the applicable prospectus supplement, is a summary of the material provisions of the Indenture and is not complete. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not these descriptions, defines your rights as a holder of debt securities.

General

        We may offer debt securities for an aggregate principal amount of up to $12,410,781,162 under this prospectus. As of the date of this prospectus, we have issued approximately $92,455,416,650 aggregate principal amount of debt securities under the Indenture, of which $23,616,093,000 is outstanding. The Indenture permits us to:

  •
  issue debt securities at various times in one or more series;

  •
  issue an unlimited principal amount of debt securities;

  •
  provide for the issuance of other debt securities under the Indenture other than those authorized on the date of this prospectus at various times and without your consent; and

  •
  "reopen" a previous issue of a series of debt securities and issue additional debt securities of the series.

        Each prospectus supplement will describe the terms of any debt securities we issue, which may include the following:

  •
  the title and type of the debt securities;

  •
  the total principal amount of the debt securities;

  •
  the minimum denominations;

  •
  the percentage of the stated principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

  •
  the person to whom interest is payable, if other than the owner of the debt securities;

  •
  the maturity date or dates;

  •
  the interest rate or rates, which may be fixed or variable, and the method used to calculate that interest;

  •
  any index used to determine the amounts of any payments on the debt securities and the manner in which those amounts will be determined;

  •
  the interest payment dates, the regular record dates for the interest payment dates, and the date interest will begin to accrue;

  •
  the place or places where payments on the debt securities may be made and the place or places where the debt securities may be presented for registration of transfer or exchange;

  •
  any date or dates after which the debt securities may be redeemed, repurchased, or repaid in whole or in part at our option or the option of the holder and the periods, prices, terms, and conditions of that redemption, repurchase, or repayment;

  •
  any exchange or conversion features;

  •
  if other than the full principal amount, the portion of the principal amount of the debt securities that will be payable if their maturity is accelerated;

  •
  the currency of principal, any premium, interest, and any other amounts payable on the debt securities, if other than US dollars;

  •
  if the debt securities will be issued in other than book-entry form;

  •
  the identification of or method of selecting any interest rate calculation agents, exchange rate agents, or any other agents for the debt securities;

  •
  any provisions for the discharge of our obligations relating to the debt securities by the deposit of funds or US government obligations;

  •
  any provision relating to the extension or renewal of the maturity date of the debt securities;

  •
  if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

  •
  whether the debt securities will be listed on any securities exchange; and

  •
  any other terms of the debt securities, which could be different from those described in this prospectus.

        Unless we provide otherwise in an applicable prospectus supplement, we will issue debt securities only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000, and in bearer form with or without coupons in the denomination of $5,000. If we issue bearer debt securities of a series, we will describe the federal income tax consequences and other special considerations applicable to those bearer debt securities in the prospectus supplement relating to that series.

        Unless we provide otherwise in the applicable prospectus supplement and subject to any limitations in the Indenture, you may transfer or exchange your registered securities at the corporate trust office or agency of the Trustee in the City and State of New York without paying a service charge, other than applicable tax or governmental charges. Bearer debt securities will be transferable by delivery. We will describe the provisions relating to the exchange of bearer debt securities of any series in the prospectus supplement relating to that series.

        If the principal, any premium or interest on the debt securities of any series is payable in a foreign or composite currency, the applicable prospectus supplement will describe any restrictions, elections, federal income tax consequences, specific terms and other information that apply to those debt securities and the currency.

        We may sell one or more series of debt securities at a substantial discount below the stated principal amount, bearing either no interest or interest at a rate that at the time of issuance is below market rate. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. We will describe the federal income tax consequences and other special considerations applicable to a series in the prospectus supplement relating to that series.

Ranking

        The debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness. We extend credit to our subsidiaries at various times. Any credit we may extend to our subsidiaries may be subordinated to the claims of unaffiliated creditors of those subsidiaries.

        We are a holding company and depend on the earnings and cash flow of our subsidiaries to meet our obligations under the debt securities. Because the creditors of our subsidiaries generally would have a right to receive payment superior to our right to receive payment from the assets of our subsidiaries, the holders of our debt securities will effectively be subordinated to the creditors of our subsidiaries. If we were to liquidate or reorganize, your right to participate in any distribution of our subsidiaries' assets is necessarily subject to the senior claims of the subsidiaries' creditors. Furthermore, the Exchange Act and the rules of certain exchanges and other regulatory bodies, as well as covenants governing certain indebtedness of our subsidiaries, impose net capital requirements on some of our subsidiaries that limit their ability to pay dividends or make loans and advances to us.

Methods of Receiving Payment on the Debt Securities

        Registered Debt Securities.    Unless we otherwise provide in the applicable prospectus supplement, if the debt securities are in registered form, then the principal, any premium and interest will be payable at the corporate trust office or agency of the Trustee in the City and State of New York.

        Interest payments made before maturity or redemption on registered debt securities may be made:

  •
  at our option, by check mailed to the address of the person entitled to payment; or

  •
  at your option, if you hold at least $10 million in principal amount of registered debt securities, by wire transfer to an account you have designated in writing at least 16 days before the date on which the payment is due.

        Bearer Debt Securities.    Unless we provide otherwise in the applicable prospectus supplement, if the debt securities are in bearer form, then the principal, any premium and interest will be payable at the Trustee's office located outside the United States that is maintained for this purpose. No payment on a bearer debt security will be made by mail to a US address or by wire transfer to an account maintained in the United States, or will otherwise be made inside the United States, unless otherwise provided in the applicable prospectus supplement.

Notices

        Registered Debt Securities.    Unless otherwise provided in the applicable prospectus supplement, any notice given to a holder of a registered debt security will be mailed to the last address of such holder set forth in the applicable security register.

        Bearer Debt Securities.    Any notice given to a holder of a bearer debt security will be published in a daily newspaper of general circulation in the city or cities specified in the prospectus supplement relating to such bearer debt security.

Limitation on Liens

        We may not, and may not permit any of our Restricted Subsidiaries to, issue, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money secured by a pledge of, lien on or security interest in any shares of voting stock of any Restricted Subsidiary without effectively providing that the securities issued under the Indenture, including the debt securities, will be secured equally and ratably with such secured indebtedness.

        The term "Restricted Subsidiary" as defined in the Indenture means Bear Stearns, CTC, BSSC and any of our other subsidiaries owning, directly or indirectly, any of the common stock of, or succeeding to a significant portion of the business, property or assets of, a Restricted Subsidiary, or with which a Restricted Subsidiary is merged or consolidated.

Merger and Consolidation

        We may consolidate or merge with or into any other corporation, and may sell, lease or convey all or substantially all of our assets to any corporation, organized and existing under the laws of the United States or any US state, if:

  (1)
  we or any other successor corporation shall not immediately after the merger or consolidation be in default under the Indenture; and

  (2)
  the continuing corporation (if other than us), or the resulting entity that receives substantially all of our assets, shall expressly assume:

  (a)
  payment of the principal of, and premium, if any, and interest on (and any additional amounts payable in respect of) the debt securities and

  (b)
  performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by us.

        Unless otherwise provided in the applicable prospectus supplement, and subject to the foregoing, the Indenture permits:

  •
  a consolidation, merger, sale of assets or other similar transaction that may adversely affect our creditworthiness or that of a successor or combined entity;

  •
  a change in control; or

  •
  a highly leveraged transaction involving us, whether or not involving a change in control;

and the Indenture, therefore, will not protect holders of the debt securities from the substantial impact that any of the transactions described above may have on the value of the debt securities.

Modification and Waiver

        With the consent of the holders of 66 2/3% in principal amount of the outstanding debt securities of each series affected, we and the Trustee may modify or amend the Indenture, without the consent of each holder of the outstanding debt security affected, unless the modification or amendment:

  •
  changes the stated maturity or the date of any installment of principal of, or interest on, any debt security or changes its redemption price or optional redemption price;

  •
  reduces the principal amount of, or the rate of interest on, or the amount of any additional amount payable on, any debt security, or reduces the amount of principal that could be declared due and payable before the stated maturity of that debt security, or changes our obligation to pay any additional amounts (except as permitted under the Indenture), or reduces the amount of principal of a discount security that would be due and payable if accelerated under the Indenture;

  •
  changes the place or currency of any payment of principal, premium, if any, or interest on any debt security;

  •
  impairs the right to institute suit for the enforcement of any payment on or with respect to any debt security;

  •
  reduces the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the Indenture; or

  •
  modifies the foregoing requirements or reduces the percentage of outstanding debt securities necessary to waive any past default to less than a majority.

We may make any of these amendments or modifications, however, with the consent of the holder of each outstanding debt security affected.

        Except with respect to defaults relating to certain fundamental provisions of the Indenture, which cannot be waived without the consent of the holders of each outstanding security of a series affected, the holders of at least a majority in principal amount of outstanding debt securities of any series may, with respect to that series, waive past defaults under the Indenture and waive compliance with certain provisions of the Indenture, either in a specific instance or generally.

Events of Default

        Under the Indenture, an "Event of Default" with respect to any series of debt securities means:

  (1)
  a failure to pay any interest, or any additional amounts payable, on any debt securities of that series for 30 days after payment is due;

  (2)
  a failure to pay the principal of, and premium, if any, on any debt security of that series when due;

  (3)
  a failure to deposit any sinking fund payment when due relating to that series;

  (4)
  a failure to perform any other covenant contained in the Indenture or relating to that series that has continued for 60 days after written notice was provided;

  (5)
  a failure lasting 10 days after notice relating to any of our other indebtedness for borrowed money or indebtedness of any Restricted Subsidiary in excess of $10 million, that results in such indebtedness becoming due and payable before maturity;

  (6)
  certain events of bankruptcy, insolvency or reorganization; and

  (7)
  any other Event of Default with respect to debt securities of that series.

Concerning the Trustee

        Within 90 days after any default, the Trustee will notify you of the default, unless the default is cured or waived.

        The Trustee may withhold notice of a default (except a default relating to the payment of principal, premium or interest, or any additional amounts related to any debt security or the payment of any sinking fund installment), if the Trustee in good faith determines that withholding notice is in your interests.

        If a default in the performance or breach of any covenant in the Indenture or relating to that series occurs and continues for 60 days after written notice has been given to us or the Trustee by the holders of at least 25% in principal amount of the outstanding debt securities of a series, the Trustee will not give notice to the holders for at least an additional 30 days after such default.

        If an event of default for any series of debt securities occurs and continues, the Trustee or the holders of 25% of the aggregate principal amount (or any lesser amount that the series may provide) of the outstanding debt securities affected by the default may require us to immediately repay the entire principal amount (or any lesser amount that the series may provide) of the outstanding debt securities of such series.

        So long as the Trustee has not yet obtained a judgment or decree for payment of money due, and we have paid all amounts due (other than those due solely as a result of acceleration) and have remedied all Events of Default, the holders of a majority in principal amount of the outstanding debt securities of the affected series may rescind any acceleration or may waive any past default. However, the holders of a majority in principal amount of all outstanding debt securities of the affected series may not waive any Event of Default with respect to any series of debt securities in the following two circumstances:

  •
  a failure to pay the principal of, and premium, if any, or interest on, or any additional amounts payable in respect of, any debt security of that series for which payment had not been subsequently made; or

  •
  a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding debt security of that series.

        The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to debt securities of that series, provided that this direction is not in conflict with any rule of law or the Indenture. Before proceeding to exercise any right or power under the Indenture at the direction of those holders, the Trustee will be entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

        We are required to deliver to the Trustee an annual statement as to our fulfillment of all of our obligations under the Indenture.

Defeasance

        If provided for under the Indenture with respect to debt securities of any series that are registered debt securities denominated and payable only in US dollars (except as otherwise provided under the Indenture), we will:

  •
  be discharged from any and all obligations in respect of the debt securities of that series under the Indenture (except for certain obligations to register the transfer or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agents and hold moneys for payment in trust) on the 91st day after the applicable conditions described in this paragraph have been satisfied; or

  •
  not be subject to provisions of the Indenture described above under the subsections entitled "—Limitation on Liens" and "—Merger and Consolidation" with respect to the debt securities of that series;

in each case if we deposit with the Trustee, in trust, money or US government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and premium, if any, and any interest on, the debt securities of that series on the dates such payments are due in accordance with the terms of those debt securities.

        To exercise either option, we are required to deliver to the Trustee an opinion of counsel to the effect that:

  (1)
  the deposit and related defeasance would not cause the holders of the debt securities of the series being defeased to recognize income, gain or loss for US federal income tax purposes; and

  (2)
  if the debt securities of that series are then listed on the NYSE, the exercise of the option would not result in delisting.

        We may specify defeasance provisions with respect to any series of debt securities.

DESCRIPTION OF WARRANTS

        This section sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants offered by any prospectus supplement and the extent to which such general terms and provisions will not apply to the warrants so offered will be described in the prospectus supplement relating to those warrants.

        We may issue warrants that are debt warrants, index warrants, interest rate warrants or universal warrants as described in the applicable prospectus supplement. Warrants may be offered independently of or together with one or more additional warrants, any series of debt securities, preferred stock or other securities or any combination thereof and may be attached to or separate from any such securities. The warrants will be settled either through physical delivery or through payment of a cash settlement value as described in this prospectus and in any applicable prospectus supplement.

        Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or a trust company, as warrant agent, all as described in the prospectus supplement relating to that series of warrants. The warrant agent will act solely as our agent under the applicable warrant agreement and in connection with the certificates for any warrants of that series, and will not assume any obligation or relationship of agency or trust for or with any holders of those warrant certificates or beneficial owners of those warrants.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete. We urge you to read the warrant agreements and the warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants. We have filed copies of the forms of the warrant agreements and warrant certificates as exhibits to the Registration Statement of which this prospectus is a part. Copies of the forms of warrant agreements and warrant certificates are available as described under "Where You Can Find More Information."

Debt Warrants

        We may issue, together with debt securities or separately, debt warrants for the purchase of debt securities on terms to be determined at the time of sale.

Index Warrants

        We may issue index warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the level of a specific index or in the levels (or relative levels) of two or more indices or combinations of indices, which index or indices may be based on one or more stocks, bonds or other securities, one or more interest rates, one or more currencies or currency units, or any combination of the foregoing.

Interest Rate Warrants

        We may issue interest rate warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the yield or closing price of one or more specified debt instruments or in the interest rates, interest rate swap rates, or other rates established from time to time by one or more specified financial institutions, or any combination of the foregoing.

Universal Warrants

        We may also issue universal warrants:

  •
  to purchase or sell securities of one or more issuers, securities based on the performance of an issuer, securities based on the performance of an issuer but excluding the performance of a particular subsidiary or subsidiaries of that issuer, a basket of securities, or securities whose value is determined by reference to the performance, level, or value of, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, or any combination of the above;

  •
  entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to the right to purchase or the right to sell a specified amount of one or more currencies or currency units or any combination of the foregoing for a specified amount of one or more different currencies or currency units or any combination of the foregoing;

  •
  to purchase or sell commodities; or

  •
  in such other form as shall be specified in the applicable prospectus supplement.

        We refer to the property in the above clauses as the warrant property. We may satisfy our obligations, if any, with respect to any universal warrants by delivering the warrant property, cash or in the case of warrants to purchase or sell securities or commodities, the cash value of the securities or commodities, as described in the applicable prospectus supplement.

Further Information in Prospectus Supplement

General Terms of Warrants

        The applicable prospectus supplement may contain, where applicable, the following additional information relating to the warrants:

  •
  the specific designation and aggregate number of warrants;

  •
  the offering price;

  •
  the currency, currency unit, currency index or currency basket based on or relating to currencies for which those warrants may be purchased;

  •
  the date on which the right to exercise those warrants will commence and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date on which you may exercise the warrants;

  •
  whether the warrants will be issued in registered form or bearer form;

  •
  whether those warrants are extendible and the period or periods of such extendibility;

  •
  the terms upon which bearer warrants of any series may be exchanged for registered warrants of that series;

  •
  whether those warrants will be issued in book-entry form, as a global warrant certificate, or in certificated form;

  •
  any applicable US federal income tax consequences;

  •
  the identity of the warrant agent for the warrants and of any other depositories, execution or paying agents, transfer agents, registrars, determination, or other agents;

  •
  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

  •
  whether the warrants are to be sold separately or with other securities; and

  •
  any other terms of those warrants not inconsistent with the applicable warrant agreement.

Additional Terms of Debt Warrants

        The applicable prospectus supplement may contain, where applicable, the following additional information relating to any debt warrants:

  •
  the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

  •
  the exercise price and whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants; and

  •
  the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

Additional Terms of Index and Interest Rate Warrants

        The applicable prospectus supplement may contain, where applicable, the following additional information relating to any index and interest rate warrants:

  •
  the exercise price, if any;

  •
  the index or indices for any index warrants, which index or indices may be based on one or more US or foreign stocks, bonds, or other securities, one or more US or foreign interest rates, one or more currencies or currency units, or any combination of the foregoing, and may be a preexisting US or foreign index or an index based on one or more securities, interest rates, currencies or currency units selected by us solely in connection with the issuance of such index warrants, and certain information regarding such index or indices and the underlying securities, interest rates, currencies or currency units (including, to the extent possible, the policies of the publisher of the index with respect to additions, deletions and substitutions of such securities, interest rates, currencies or currency units);

  •
  for index warrants, the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of such index warrants if the index changes or ceases to be made available by the publisher of the index;

  •
  the commodity, commodity index or combinations of commodities or commodity indices;

  •
  any market to which the commodity or commodity index relates;

  •
  the debt instrument (which may be one or more debt instruments issued either by the US government or by a foreign government), the rate (which may be one or more interest rates or interest rate swap rates established from time to time by one or more specified financial institutions) or the other yield or price utilized for any interest rate warrants, and certain information regarding such debt instrument, rate, yield or price;

  •
  the strike amount, the method of determining the spot amount and the method of expressing movements in the yield or closing price of the debt instrument or in the level of the rate as a cash amount in the currency in which the interest rate cash settlement value of any interest rate warrants is payable;

  •
  whether such warrants shall be put warrants, call warrants or otherwise;

  •
  the formula for determining the cash settlement value of each warrant;

  •
  the circumstances, if any, under which a minimum and/or maximum expiration value is applicable upon the expiration of such warrants;

  •
  any minimum number of warrants which must be exercised at any one time, other than upon automatic exercise;

  •
  the maximum number, if any, of such warrants that may, subject to our election, be exercised by all holders on any day;

  •
  any provisions for the automatic exercise of such warrants other than at expiration;

  •
  whether and under what circumstances such warrants may be canceled by us prior to the expiration date; and

  •
  any other procedures and conditions relating to the exercise of such warrants.

Additional Terms of Universal Warrants

        The applicable prospectus supplement may contain, where applicable, the following additional information relating to any universal warrants:

  •
  whether the universal warrants are put warrants or call warrants and whether you or we will be entitled to exercise the warrants;

  •
  the specific warrant property, and the amount or the method for determining the amount of the warrant property, that may be purchased or sold upon exercise of each universal warrant;

  •
  the currency in which the exercise price, if any, and the cash settlement value of such warrants is payable;

  •
  the base currency and the reference currency for any currency warrants;

  •
  the price at which and the currency with which the underlying securities or commodities may be purchased or sold upon the exercise of each universal warrant, or the method of determining that price;

  •
  whether the exercise price may be paid in cash, by the exchange of any other security offered with the universal warrants or both and the method of exercising the universal warrants; and

  •
  whether the exercise of the universal warrants is to be settled in cash or by delivery of the underlying securities or commodities or both.

        Before you exercise your warrants, you will not have any of the rights of (1) holders of the debt securities of the series purchasable upon such exercise, including the right to receive payments of principal, any premium or interest on those debt securities, or to enforce any of the covenants or rights in the relevant indenture or any other agreement or (2) holders of preferred stock or other securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on such preferred stock or other securities or to exercise any applicable right to vote.

        You may exchange registered warrants of any series for registered warrants of the same series representing in total the number of warrants that you have surrendered for exchange. To the extent permitted, you may exchange warrant certificates and transfer registered warrants at the corporate trust office of the warrant agent for that series of warrants (or any other office indicated in the prospectus supplement relating to that series of warrants).

        Unless otherwise specified in the applicable prospectus supplement, warrants will be issued in book-entry only form, and will be represented by a single global warrant certificate, registered in the name of the nominee of the depository of the warrants.

        Bearer warrants will be transferable by delivery. The applicable prospectus supplement will describe the terms of exchange applicable to any bearer warrants.

Exercise of Warrants

        You may exercise your warrants at the corporate trust office of the warrant agent (or any other office indicated in the prospectus supplement relating to those warrants) up to 5:00 p.m., New York time, on the date stated in the prospectus supplement relating to those warrants or as may be otherwise stated in the prospectus supplement. If you do not exercise your warrants before the time on that date (or such later date that we may set), your unexercised warrants will become void.

        Only registered debt securities will be issued and delivered upon exercise of registered warrants. Warrants will be deemed to have been exercised upon receipt of the warrant certificate and any payment, if applicable, at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement and we will, as soon as practicable after such receipt and payment, issue and deliver the warrant property or pay the settlement value in respect of the warrants.

        If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of the warrants. Special provisions relating to the exercise of any bearer warrants or automatic exercise of warrants will be described in the applicable prospectus supplement.

DESCRIPTION OF PREFERRED STOCK

        This section describes certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which such general terms will not apply to the preferred stock so offered will be described in the prospectus supplement relating to such preferred stock.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of our restated certificate of incorporation, as amended, including the applicable certificates of designation, and is not complete.

        We urge you to read the restated certificate of incorporation, as amended, and the certificate of designation for the relevant series of preferred stock in which you are intending to invest, because those documents, and not these descriptions, define your rights as a holder of preferred stock. We have filed a copy of the restated certificate of incorporation, as amended, and the certificates of designation for our currently outstanding shares of preferred stock as exhibits to the Registration Statement of which this prospectus is a part. Copies of the restated certificate of incorporation, as amended, are available described under "Where You Can Find More Information."

General

        Our restated certificate of incorporation, as amended, authorizes the issuance of 10,000,000 shares of preferred stock, $1.00 par value. We may issue preferred stock from time to time in one or more series. The exact terms of each series will be established by our board of directors or a duly authorized committee of the board.

        The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

  (1)
  the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

  (2)
  the offering price;

  (3)
  the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

  (4)
  any redemption or sinking fund provisions;

  (5)
  the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding up;

  (6)
  the terms and conditions, if any, on which shares of such series shall be exchangeable for shares of our stock of any other class or classes, or other series of the same class;

  (7)
  the voting rights, if any, of shares of such series in addition to those set forth in "Voting Rights" below;

  (8)
  the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

  (9)
  the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary of, the common stock or any other class of our stock ranking junior to the shares of such series as to dividends or upon liquidation;

  (10)
  the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

  (11)
  any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

        The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, the shares of each series of preferred stock will upon issuance rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. As of November 30, 2004, there were outstanding:

  •
  3,493,250 depositary shares, each representing a one-fourth interest in a share of 6.15% Cumulative Preferred Stock, Series E;

  •
  2,612,800 depositary shares, each representing a one-fourth interest in a share of 5.72% Cumulative Preferred Stock, Series F; and

  •
  2,856,900 depositary shares, each representing a one-fourth interest in a share of 5.49% Cumulative Preferred Stock, Series G.

        The preferred stock will have no preemptive rights to subscribe for any additional securities that may be issued by us.

Dividends

        Unless otherwise specified in the applicable prospectus supplement, before any dividends may be declared or paid to the holders of shares of our common stock, par value $1.00 per share, or of any other of our capital stock ranking junior to any series of the preferred stock as to the payment of dividends, the holders of the preferred stock of that series will be entitled to receive, when and as declared by the board of directors or a duly authorized committee of the board, out of our net profits or net assets legally available therefor, dividends payable quarterly on January 15, April 15, July 15 and October 15, in each year at such rates as will be specified in the applicable prospectus supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable prospectus supplement. Dividends will be payable to the holders of record as they appear on our stock transfer records on such dates (not less than 15 days nor more than 60 days prior to a dividend payment date) as will be fixed by the board of directors or a duly authorized committee thereof. Dividends will be paid in the form of cash.

        Dividends on any series of preferred stock may be cumulative or noncumulative, as specified in the applicable prospectus supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the holders of the preferred stock of that series will have no right to receive a dividend in respect of the dividend period relating to such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on that series are declared or paid on any future dividend payment dates. If dividends on any series of preferred stock are not paid in full or declared in full and sums set apart for the payment thereof, then no dividends shall be declared and paid on that series unless declared and paid ratably on all shares of every series of preferred stock then outstanding, including dividends accrued or in arrears, if any, in proportion to the respective amounts that would be payable per share if all such dividends were declared and paid in full.

        The prospectus supplement relating to a series of preferred stock will specify the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any of our subsidiaries of, the common stock or any other class of our stock ranking junior to the shares of that series as to dividends or upon liquidation and any other preferences, rights, restrictions and qualifications that are not inconsistent with the certificate of incorporation and the applicable certificates of designation.

Liquidation Rights

        Unless otherwise specified in the prospectus supplement relating to a series of preferred stock, upon our liquidation, dissolution or winding up (whether voluntary or involuntary), the holders of preferred stock of that series will be entitled to receive out of our assets available for distribution to our stockholders, whether from capital, surplus or earnings, the amount specified in the applicable prospectus supplement for that series, together with all dividends accrued and unpaid, before any distribution of the assets will be made to the holders of common stock or any other class or series of shares ranking junior to that series of preferred stock upon liquidation, dissolution or winding up, and will be entitled to no other or further distribution. If, upon our liquidation, dissolution or winding up, the assets distributable among the holders of a series of preferred stock shall be insufficient to permit the payment in full to the holders of that series of preferred stock of all amounts payable to those holders, then the entire amount of our assets thus distributable will be distributed ratably among the holders of that series of preferred stock in proportion to the respective amounts that would be payable per share if those assets were sufficient to permit payment in full.

        Neither our consolidation, merger or other business combination with or into any other individual, firm, corporation or other entity nor the sale, lease, exchange or conveyance of all or any part of our property, assets or business will be deemed to be a liquidation, dissolution or winding up.

Redemption

        If so specified in the applicable prospectus supplement, any series of preferred stock may be redeemable, in whole or in part, at our option or pursuant to a retirement or sinking fund or otherwise, on terms and at the times and the redemption prices specified in that prospectus supplement. If less than all shares of the series at the time outstanding are to be redeemed, the shares to be redeemed will be selected pro rata or by lot, in such manner as may be prescribed by resolution of the board of directors.

        Notice of any redemption of a series of preferred stock will be given by publication in a newspaper of general circulation in the Borough of Manhattan, the City of New York, not less than 30 nor more than 60 days prior to the redemption date. We will mail a similar notice, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of shares of that series at the addresses shown on our stock transfer records, but the mailing of such notice will not be a condition of such redemption. In order to facilitate the redemption of shares of preferred stock, the board of directors may fix a record date for the determination of the shares to be redeemed. Such record date will be not more than 60 days nor less than 30 days prior to the redemption date.

        Prior to the redemption date, we will deposit money for the payment of the redemption price with a bank or trust company doing business in the Borough of Manhattan, the City of New York, and having a capital and surplus of at least $10,000,000. Unless we fail to make such deposit, on the redemption date, all dividends on the series of preferred stock called for redemption will cease to accrue and all rights of the holders of shares of that series as our stockholders shall cease, except the right to receive the redemption price (but without interest). Unless otherwise specified in the applicable prospectus supplement, any monies so deposited which remain unclaimed by the holders of the shares of that series at the end of six years after the redemption date will become our property, and will be paid by the bank or trust company with which it has been so deposited to us.

Conversion Rights

        Unless otherwise specified in the applicable pricing supplement, no series of preferred stock will be convertible into common stock.

Voting Rights

        Unless otherwise determined by the board of directors and indicated in the applicable prospectus supplement, holders of the preferred stock of that series will not have any voting rights except as described below or as otherwise from time to time required by law. Whenever dividends on any series of preferred stock or any other class or series of stock ranking on a parity with that series with respect to the payment of dividends shall be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, the holders of shares of that series (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two of the authorized number of our directors at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on that series have been fully paid or set apart for payment. The term of office of all directors elected by the holders of a series of preferred stock shall terminate immediately upon the termination of the right of the holders of that series to vote for directors. Whenever the shares of a series are or become entitled to vote, each holder of shares of that series will have one vote for each share held.

        So long as shares of any series of preferred stock remain outstanding, we shall not, without the consent of the holders of at least two-thirds of the shares of that series outstanding at the time (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable):

  (1)
  issue or increase the authorized amount of any class or series of stock ranking senior to the shares of that series as to dividends or upon liquidation; or

  (2)
  amend, alter or repeal the provisions of our certificate of incorporation or of the resolutions contained in the certificates of designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the outstanding shares of that series or the holders thereof. Any increase in the amount of the authorized common stock or authorized preferred stock or the creation and issuance of common stock or any other series of preferred stock ranking on a parity with or junior to a series of preferred stock as to dividends and upon liquidation shall not be deemed to materially and adversely affect the powers, preferences or special rights of the shares of that series.

        Unless otherwise indicated in the applicable prospectus supplement, the transfer agent, dividend disbursing agent and registrar for each series of preferred stock will be Mellon Investor Services L.L.C.

DESCRIPTION OF DEPOSITARY SHARES

        This section describes certain general terms and provisions of the depositary shares and depositary receipts which we may elect to issue.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the deposit agreement relating to the applicable series of Preferred Stock and is not complete. Any such deposit agreement will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this prospectus is a part. Copies of any such deposit agreement will be available as described under "Where You Can Find More Information."

General

        We may, at our option, elect to offer fractional interests in shares of a series of preferred stock, rather than whole shares. If we exercise our option, we will provide for the issuance by a depository of depositary receipts evidencing depositary shares, each of which will represent a fractional interest (to be specified in the applicable prospectus supplement) in a share of a particular series of the Preferred Stock as more fully described below.

        If we offer fractional shares of any series of preferred stock, those shares will be deposited under a separate deposit agreement among us, a depositary bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 and the holders from time to time of the depositary receipts issued thereunder by that depository. The applicable prospectus supplement will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock underlying such depositary share, to all the rights and preferences of the fractional share of preferred stock underlying such depositary share (including dividend, voting, redemption and liquidation rights).

        Until definitive engraved depositary receipts are prepared, upon our written order, the depository may issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay. Temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

        The depository will distribute to the holders of depositary receipts evidencing depositary shares all cash dividends or other cash distributions received in respect of the underlying fractional shares of preferred stock in proportion to their respective holdings of the depositary shares on the relevant record date. The depository will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. Any balance not so distributed will be held by the depository (without liability for interest thereon) and will be added to and treated as part of the next sum received by the depository for distribution to holders of depositary receipts then outstanding.

        If we distribute property other than cash in respect of shares of preferred stock deposited under a deposit agreement, the depository will distribute the property received by it to the record holders of depositary receipts evidencing the depositary shares relating to those shares of preferred stock, in proportion, as nearly as may be practicable, to their respective holdings of the depositary shares on the relevant record dates. If the depository determines that it is not feasible to make such a distribution, the depository may, with our approval, adopt such method as it deems equitable and practicable to give effect to the distribution, including the sale of the property so received and distribution of the net proceeds from such sale to the holders of the depositary receipts.

        Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar right offered by us to holders of the preferred stock deposited under such deposit agreement will be made available to holders of depositary shares.

Redemption of Depositary Shares

        If the shares of preferred stock deposited under a deposit agreement are subject to redemption, in whole or in part, then, upon any such redemption, the depositary shares relating to those deposited shares will be redeemed from the proceeds received by the depository as a result of the redemption. Whenever we redeem shares of preferred stock held by a depository, the depository will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. The depository will mail the notice of redemption not less than 20 and not more than 50 days prior to the date fixed for redemption to the record holders of the depositary shares to be so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the per share redemption price of the preferred stock underlying such depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depository.

        Once notice of redemption has been given, from and after the redemption date, the depositary shares called for redemption will no longer be deemed to be outstanding, unless we fail to redeem the shares of preferred stock so called for redemption. On the redemption date, all rights of the holders of depositary shares will cease, except for the right to receive the monies payable upon such redemption and any money or other property to which the holders of depositary shares were entitled upon such redemption (but without interest), upon surrender to the depository of the depositary receipts evidencing depositary shares.

Voting Rights

        As soon as practicable after receipt of notice of any meeting at which the holders of shares of preferred stock deposited under a deposit agreement are entitled to vote, the depository will mail the information contained in that notice of meeting (and any accompanying proxy materials) to the holders of the depositary shares relating to such preferred stock as of the record date for such meeting. Each such holder will be entitled, subject to any applicable restrictions, to instruct the depository as to the exercise of the voting rights of the preferred stock represented by such holder's depositary shares. The depository will attempt to vote the preferred stock represented by those depositary shares in accordance with the holder's instructions, and we will agree to take all action deemed necessary by the depository to enable the depository to do so. The depository will abstain from voting shares of preferred stock deposited under a deposit agreement if it has not received specific instructions from the holders of the depositary shares representing those shares.

Withdrawal of Stock

        Upon surrender of depositary receipts at the principal office of the depository (unless the depositary shares evidenced by the depositary receipts have previously been called for redemption), and subject to the terms of the deposit agreement, the owner of the depositary shares shall be entitled to delivery of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Fractional shares of preferred stock will not be delivered. If the depositary receipts surrendered by the holder evidence depositary shares in excess of those representing the number of whole shares of preferred stock to be withdrawn, the depository will deliver to the holder at the same time a new depositary receipt evidencing the excess depositary shares. Holders of shares of preferred stock which are withdrawn will not thereafter be entitled to deposit such shares under a deposit agreement or to receive depositary shares. We do not expect that there will be any public trading market for the preferred stock, except as represented by depositary shares.

Amendment and Termination of the Deposit Agreement

        We may from time to time amend the form of depositary receipt evidencing any depositary shares and any provision of a deposit agreement by agreement between us and the depository. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless and until approved by the holders of at least a majority of the depositary shares then outstanding under that deposit agreement. Each deposit agreement will provide that each holder of depositary shares who continues to hold those depositary shares at the time an amendment becomes effective will be deemed to have consented to the amendment and will be bound by that amendment. Except as may be necessary to comply with any mandatory provisions of applicable law, no amendment may impair the right, subject to the terms of the deposit agreement, of any holder of any depositary shares to surrender the depositary receipt evidencing those depositary shares to the depository together with instructions to deliver to the holder the whole shares of preferred stock represented by the surrendered depositary shares and all money and other property, if any, represented thereby. A deposit agreement may be terminated by us or the depository only if:

  (1)
  all outstanding depositary shares issued under the deposit agreement have been redeemed; or

  (2)
  there has been a final distribution in respect of the preferred stock relating to those depositary shares in connection with any liquidation, dissolution or winding up of the Company and the amount received by the depository as a result of that distribution has been distributed by the depository to the holders of those depositary shares.

Charges of Depository

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of any depository in connection with the initial deposit of preferred stock and the initial issuance of the depositary shares and any redemption of such preferred stock. Holders of depositary shares will pay any other taxes and charges incurred for their accounts as are provided in the deposit agreement.

Reports

        Each depository will forward to the holders of depositary shares issued by that depository all reports and communications from us that are delivered to the depository and that we are required to furnish to the holders of the preferred stock held by the depository. In addition, each depository will make available for inspection by the holders of those depositary shares, at the principal office of such depository and at such other places as it may from time to time deem advisable, all reports and communications received from us that are received by such depository as the holder of preferred stock.

Limitation on Liability

        Neither we nor any depository will assume any obligation or will be subject to any liability under a deposit agreement to holders of the depositary shares other than for its negligence or willful misconduct. Neither we nor any depository will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under a deposit agreement. The obligations of us and any depository under a deposit agreement will be limited to performance in good faith of its duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and any depository may rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depository

        A depository may resign at any time by delivering to us notice of its election to resign, and we may remove any depository at any time. Any such resignation or removal will take effect upon the appointment of a successor depository and its acceptance of such appointment. Such successor depository must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

        Each debt security, warrant, share of preferred stock, and depositary share in registered form will be represented either:

  •
  by one or more global securities representing the entire issuance of securities; or

  •
  by a certificate issued in definitive form to a particular investor.

Book-Entry System

        Unless otherwise specified in a prospectus supplement, we will issue each security in book-entry only form. This means that we will not issue actual notes or certificates. Instead, we will issue global securities in registered form representing the entire issuance of securities. Each global security will be registered in the name of a financial institution that holds them as depository on behalf of other financial institutions that participate in that depository's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on their own behalf or on behalf of their customers.

        If a security is registered on the books that we or the Trustee, warrant agent, depository, or other agent maintain in the name of a particular investor, we refer to that investor as the "holder" of that security. These persons are the legal holders of the securities. Consequently, for securities issued in global form, we will recognize only the depository as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depository. The depository passes along the payments it receives from us to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depository and its participants are obligated to pass these payments along under agreements they have made with one another or with their customers, and they are not obligated to do so under the terms of the securities.

        As a result, investors will not own securities issued in book-entry form directly. Instead, they will own beneficial interests in a global security through a bank, broker, or other financial institution that participates in the depository's book-entry system or holds an interest through a participant in the depository's book-entry system. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities. The depository will not have knowledge of the actual beneficial owners of the securities.

Certificates in Registered Form

        In the future we may cancel a global security or issue securities initially in non-global, or certificated, form. We do not expect to exchange global securities for actual notes or certificates registered in the names of the beneficial owners of the global securities representing the securities unless:

  •
  the depository, such as The Depository Trust Company ("DTC"), notifies us that it is unwilling or unable to continue as depository for the global securities or we become aware that the depository has ceased to be a clearing agency registered under the Exchange Act, and in any case we fail to appoint a successor to the depository within 90 calendar days; or

  •
  we, in our sole discretion, determine not to have any notes of a series represented by a global security.

        Upon the occurrence of either of the foregoing events, we will issue securities in certificated form in exchange for all outstanding global securities. An owner of a beneficial interest in the global securities to be exchanged will be entitled to delivery in definitive form of securities equal in principal amount to such beneficial interest and to have such securities registered in its name. Debt securities issued in definitive form will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof, except as otherwise specified in the applicable pricing supplement, and will be issued in registered form only, without coupons.

        You should read "Limitation on Issuance of Bearer Debt Securities and Bearer Warrants" for a description of certain restrictions on the issuance of individual bearer debt securities in exchange for beneficial interests in a global security.

Street Name Owners

        When actual notes or certificates registered in the names of the beneficial owners are issued, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account that he or she maintains at that institution. For securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of the Trustee under the Indenture and the obligations, if any, of any warrant agents, depository, and any other third parties employed by us, the Trustee, or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, who hold the securities in street name, or who hold the securities by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect owners, but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, such as to amend the Indenture for a series of debt securities or a warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the Indenture, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders. When we refer to "you" in this section, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to "your securities" in this section, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

        If you hold securities through a bank, broker, or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles payments on your securities and notices;

  •
  whether you can provide contact information to the registrar to receive copies of notices directly;

  •
  whether it imposes fees or charges;

  •
  whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or to exchange or convert a security for or into other property;

  •
  how it would handle a request for the holders' consent, if required;

  •
  whether and how you can instruct it to send you the securities registered in your own name so you can be a holder, if that is permitted at any time;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depository's rules and procedures will affect these matters.

Depositories for Global Securities

        Each security issued in book-entry form and represented by a global security will be deposited with, and registered in the name of, one or more financial institutions or clearing systems, or their nominees, which we will select. These financial institutions or clearing systems that we select for any security are called "depositories." Each series of securities will have one or more of the following as the depositories:

  •
  DTC;

  •
  a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as "Euroclear";

  •
  a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as "Clearstream"; and

  •
  any other clearing system or financial institution named in the applicable prospectus supplement.

        The depositories named above also may be participants in one another's systems. For example, if DTC is the depository for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream as DTC participants. The depository or depositories for your securities will be named in the applicable prospectus supplement. If no depository is named, the depository will be DTC.

The Depository Trust Company

        The following is based on information on DTC's website at www.dtcc.com:

        DTC will act as securities depository for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co., which is DTC's partnership nominee, or any other name as may be requested by an authorized representative of DTC. Generally, one fully registered global security will be issued for each issue of the securities, each in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of the issue.

        DTC, the world's largest depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under Section 17A of the Exchange Act. DTC holds and provides asset servicing for over two million issues of United States and non-United States equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that its participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants. This eliminates the need for physical movement of certificates representing securities. Direct participants include both United States and non-United States securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the NASD. Access to the DTC system is also available to others such as both United States and non-United States securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

        Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The beneficial interest of each actual purchaser of each security is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. A beneficial owner, however, is expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in the securities, except if the use of the book-entry system for the securities is discontinued.

        To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC's records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the regular record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the securities are credited on the regular record date. These participants are identified in a listing attached to the omnibus proxy.

        We will make payments of principal, any premium, interest, or other amounts on the securities in immediately available funds directly to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name. These payments will be the responsibility of these participants and not of DTC or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and any premium or interest to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC, is our responsibility. Disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of the direct or indirect participants.

        We will send any redemption notices to DTC. If less than all of the securities of a series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

        DTC may discontinue providing its services as depository for the securities at any time by giving us reasonable notice. If this occurs, and if a successor securities depository is not obtained, we will print and deliver certificated securities.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Clearstream and Euroclear

        Each series of securities represented by a global security sold or traded outside the United States may be held through Clearstream or Euroclear, which provide clearing, settlement, depository, and related services for internationally traded securities. Both Clearstream and Euroclear provide a clearing and settlement organization for cross-border bonds, equities, and investment funds. Clearstream is incorporated under the laws of Luxembourg. Euroclear is incorporated under the laws of Belgium.

        Euroclear and Clearstream are securities clearance systems in Europe that clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment. Euroclear and Clearstream may be depositories for a global security. In addition, if DTC is the depository for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream as depository, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depository for a global security and there is no depository in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States. Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream on one hand, and participants in DTC, on the other hand, when DTC is the depository, also would be subject to DTC's rules and procedures.

        Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, United States investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the United States and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Special Considerations for Global Securities

        As an indirect owner, an investor's rights relating to a global security will be governed by the account rules of the depository and those of the investor's financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream if DTC is the depository), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities. Instead, we deal only with the depository that holds the global security. If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described above;

  •
  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of any legal rights relating to the securities;

  •
  an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

  •
  an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  the depository's policies will govern payments, deliveries, transfers, exchanges, notices, and other matters relating to an investor's interest in a global security, and those policies may change from time to time;

  •
  we, the Trustee, and any warrant agents will not be responsible for any aspect of the depository's policies, actions, or records of ownership interests in a global security;

  •
  we, the Trustee, and any warrant agents do not supervise the depository in any way;

  •
  the depository may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

  •
  financial institutions that participate in the depository's book-entry system and through which an investor holds his or her interest in the global securities, directly or indirectly, also may have their own policies affecting payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities. Those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream when DTC is the depository, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

        Receipt by owners of beneficial interests in a temporary global security of payments of principal, any premium or interest relating to their interests will be subject to the restrictions discussed under "Limitations on Issuance of Bearer Debt Securities and Bearer Warrants."

        If interest is paid on a bearer global security, or if no interest has been paid but the bearer global security remains outstanding beyond a reasonable period of time after the restricted period (as defined in applicable US Treasury regulations) has ended, the depository must provide us with a certificate to the effect that the owners of the beneficial interests in the bearer global security are non-US persons or US persons that are permitted to hold bearer debt securities under applicable US Treasury regulations.

        In general, US persons that are permitted to hold bearer debt securities are US persons who acquire the securities through the foreign branch of certain US financial institutions and certain US financial institutions that hold the bearer debt securities for resale to non-US persons or who hold the bearer debt securities on their own account through a foreign branch. The certificate must be provided within a reasonable period of time after the end of the restricted period, but in no event later than the date when interest is paid. The certificate must be based on statements provided to the depository by the owners of the beneficial interests.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

        In compliance with US federal income tax laws and regulations, bearer debt securities, including bearer debt securities in global form, will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to "United States persons," as defined below, except as otherwise permitted by certain US Treasury regulations. Any underwriters, dealers or agents participating in the offerings of bearer debt securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer debt securities or during the "restricted period" (as defined in the Treasury regulations) offer, sell, resell or deliver, directly or indirectly, any bearer debt securities in the United States or to United States persons, other than as permitted by the Treasury regulations. In addition, any underwriters, dealers or agents must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer debt securities are aware of the restrictions on the offering, sale, resale or delivery of bearer debt securities.

        We will not deliver a bearer debt security (other than a temporary global bearer debt security) in connection with its original issuance or pay interest on any bearer debt security until we have received the written certification provided for in the Indenture. Each bearer debt security, other than a temporary global bearer debt security, will bear the following legend on the face of the security and on any interest coupons that may be detachable:

        "Any United States person who holds this obligation will be subject to limitations under the US income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

        The legend also will be evidenced on any book-entry system maintained with respect to the bearer debt securities.

        The sections referred to in the legend provide, in general, that a US taxpayer who holds a bearer security or coupon may not deduct any loss realized on the sale, exchange or redemption of the bearer security and any gain which otherwise would be treated as capital gain will be treated as ordinary income, unless the taxpayer is, or holds the bearer security or coupon through, a "financial institution" (as defined in the relevant Treasury regulations) and certain other conditions are satisfied.

        For these purposes, "United States" means the United States of America (including the District of Columbia), and its possessions. "United States person" generally means:

  •
  a citizen or resident of the United States;

  •
  a corporation, partnership, or other business entity created or organized in or under the laws of the United States or any state or political subdivision thereof (including the District of Columbia);

  •
  an estate whose income is subject to US federal income taxation regardless of its source; or

  •
  a trust, if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions.

        The prospectus supplement relating to bearer warrants will describe any limitations on the offer, sale, delivery and exercise of bearer warrants (including a requirement that a certificate of non-US beneficial ownership be delivered once a bearer warrant is exercised).

PLAN OF DISTRIBUTION

        We may sell the securities by any of the following methods:

  •
  to underwriters (including Bear Stearns) or dealers, who may act directly or through a syndicate represented by one or more managing underwriters (including Bear Stearns);

  •
  through broker-dealers (including Bear Stearns) we have designated to act on our behalf as agents;

  •
  directly to one or more purchasers;

  •
  directly to the public through Bear Stearns utilizing DAiSSSM (Dutch Auction internet Syndication SystemSM), a rules-based, proprietary, single-priced, modified Dutch Auction syndication system for the pricing and allocation of securities; or

  •
  through a combination of any of these methods of sale.

        Each prospectus supplement will describe the manner and terms of an offering of securities, including:

  •
  the names of any underwriters, dealers, or agents;

  •
  whether that offering is being made to underwriters or through agents or directly;

  •
  the rules and procedures for the auction process through DAiSSSM, if used;

  •
  any underwriting discounts, dealer concessions, agency commissions and any other items that may be deemed to constitute underwriters', dealers' or agents' compensation;

  •
  the securities' purchase price or initial public offering price;

  •
  the proceeds we anticipate from the sale of the securities; and

  •
  any securities exchange on which the offered securities may be listed.

        We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of securities to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any loan of securities or short position created in connection with those sales.

        We may effect sales of securities in connection with forward sale agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through the NYSE, including block trades or ordinary broker's transactions, or through broker-dealers acting either as principal or agent, or through privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

        We may also sell securities short using this prospectus and deliver securities covered by this prospectus to close out any loan of securities or such short positions, or loan or pledge securities to financial institutions that in turn may sell the securities using this prospectus.

        We may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

Distribution Through Underwriters

        When securities are to be sold to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the underwriters' obligations to purchase those securities will be subject to certain conditions set forth in the underwriting agreement. If the underwriters purchase any of the securities, they will be obligated to purchase all of the securities. The underwriters will acquire the securities for their own accounts as principal and may resell them, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, either at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

Distribution Through Dealers

        We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Agents

        We may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale and describe any commissions payable by us in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a best efforts basis during the appointment period.

General Information

        To the extent that any securities underwritten by Bear Stearns are not resold by Bear Stearns for an amount at least equal to their public offering price, the proceeds from the offering of those securities will be reduced. Until resold, any such preferred stock and depositary shares will be treated as if they were not outstanding. Bear Stearns intends to resell any of those securities at various times after the termination of the offering at varying prices related to prevailing market prices at the time of sale, subject to applicable prospectus delivery requirements.

        Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

        If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

        Underwriters, dealers and agents participating in any distribution of securities may be deemed "underwriters" within the meaning of the Securities Act and any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Various of those underwriters or agents may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

        Following the initial distribution of any series of securities (and in the case of shares of preferred stock, subject to obtaining approval or exemption from the NYSE), Bear Stearns may offer and sell previously issued securities of that series at various times in the course of its business as a broker-dealer. Bear Stearns may act as principal or agent in those transactions. Bear Stearns will use this prospectus and the prospectus supplement applicable to those securities in connection with those transactions. Sales will be made at prices related to prevailing prices at the time of sale or at related or negotiated prices. Our other affiliates, including BSIL, may also engage in such transactions and may use this prospectus and any applicable prospectus supplement for such purpose.

        The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities not yet issued as of the date of this prospectus. This amount does not include the securities to be sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless we or an agent inform you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

        In order to facilitate the offering of certain securities under this Registration Statement or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

        In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

        Each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity or trading market for the offered securities.

        The underwriters, dealers and agents, and their affiliates may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

        This prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

        Other than this prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our or any agent's or dealer's web site and any information contained in any other web site maintained by any agent or dealer is not part of this prospectus, the applicable prospectus supplement and any applicable pricing supplement or the registration statement of which they form a part; has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective web site maintained by such entity; and should not be relied upon by investors.

        We may from time to time offer securities directly to the public through Bear Stearns and may utilize DAiSSSM, a rules-based, proprietary, single-priced, modified Dutch Auction syndication system for the pricing and allocation of such securities. DAiSSSM allows bidders to directly participate, through Internet access to an auction site, by submitting conditional offers to buy (each, a "bid") that are subject to acceptance by the underwriter, and which may directly affect the price at which such securities are sold.

        The final offering price at which securities will be sold and the allocation of securities among bidders will be based solely on the results of the auction, subject to possible stabilization activity previously described.

        During an auction, DAiSSSM will present to each bidder, on a real-time basis, the clearing spread at which the offering would be sold, based on the bids submitted and not withdrawn, and whether a bidder's individual bids would be accepted, prorated or rejected. Upon completion of the auction, the offering price of the securities will be the lowest spread at which the aggregate dollar amount of bids submitted, and not removed, at that spread and lower spreads equals or exceeds the size of the offering as disclosed in the prospectus supplement which is the final clearing spread. If DAiSSSM is utilized, prior to the auction we and Bear Stearns will establish minimum admissible bids, maximum quantity restrictions and other specific rules governing the auction process, all of which will be made available to bidders in the offering cul-de-sac and described in the prospectus supplement.

        Bids at a lower spread than the final clearing spread will be fully allocated. Bids at the final clearing spread will be prorated based on the time of submission and pursuant to the allocation procedures in the auction rules. Bids above the final clearing spread will receive no allocation.

        If an offering is made using DAiSSSM you should review the auction rules, as displayed in the offering cul-de-sac and described in the prospectus supplement, for a more detailed description of the offering procedures.

        The maximum commission or discount to be received by any NASD member or independent broker-dealer will not be greater than eight percent of the gross proceeds from the sale of any security being sold in the initial distribution.

        Because Bear Stearns and BSIL are our wholly owned subsidiaries, each distribution of securities will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules. Furthermore, any underwriters offering the offered securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

ERISA CONSIDERATIONS

        Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits the borrowing of money, the sale of property and certain other transactions involving the assets of plans that are qualified under the Code ("Qualified Plans") or individual retirement accounts ("IRAs") and persons who have certain specified relationships to them. Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits similar transactions involving employee benefit plans that are subject to ERISA ("ERISA Plans"). Qualified Plans, IRAs and ERISA Plans are referred to as "Plans."

        Persons who have such specified relationships are referred to as "parties in interest" under ERISA and as "disqualified persons" under the Code. "Parties in interest" and "disqualified persons" encompass a wide range of persons, including any fiduciary (for example, investment manager, trustee or custodian), any person providing services (for example, a broker), the Plan sponsor, an employee organization any of whose members are covered by the Plan, and certain persons related to or affiliated with any of the foregoing.

        The purchase and/or holding of securities by a Plan with respect to which we, Bear Stearns, BSSC and/or certain of our affiliates is a fiduciary and/or a service provider (or otherwise is a "party in interest" or "disqualified person") would constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless such securities are acquired or held pursuant to and in accordance with an applicable statutory or administrative exemption. Each of us, Bear Stearns and BSSC is considered a "disqualified person" under the Code or "party in interest" under ERISA with respect to many Plans, although we are not a "disqualified person" with respect to an IRA simply because the IRA is established with Bear Stearns or because Bear Stearns provides brokerage to the IRA, and neither we nor Bear Stearns can be a "party in interest" to any IRA other than certain employer-sponsored IRAs, as only employer-sponsored IRAs are covered by ERISA.

        Applicable exemptions may include certain prohibited transaction class exemptions (for example, Prohibited Transaction Class Exemption ("PTCE") 84-14 relating to qualified professional asset managers, PTCE 96-23 relating to certain in-house asset managers, PTCE 91-38 relating to bank collective investment funds, PTCE 90-1 relating to insurance company separate accounts and PTCE 95-60 relating to insurance company general accounts). A fiduciary of a Plan purchasing the securities, or in the case of certain IRAs, the grantor or other person directing the purchase of the securities for the IRA, shall be deemed to represent that its purchase, holding, and disposition of the securities will not constitute a prohibited transaction under ERISA or Section 4975 of the Code for which an exemption is not available.

        A fiduciary who causes a Plan to engage, directly or indirectly, in a non-exempt prohibited transaction may be subject to a penalty under ERISA, and may be liable for any losses to the Plan resulting from such transaction. Code Section 4975 generally imposes an excise tax on disqualified persons who engage, directly or indirectly, in similar types of non-exempt transactions with the assets of Plans subject to such Section.

        In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any ERISA Plan who is considering the purchase of securities on behalf of such plan should consider the foregoing information and the information set forth in the applicable prospectus supplement and any applicable pricing supplement, and determine whether such purchase is permitted under the governing plan document and is prudent and appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Fiduciaries of Plans established with, or for which services are provided by, us, Bear Stearns, BSSC and/or certain of our affiliates should consult with counsel before making any acquisition. Each purchaser of any securities, the assets of which constitute the assets of one or more Plans, and each fiduciary that directs such purchaser with respect to the purchase or holding of such securities, will be deemed to represent that the purchase and holding of the securities does not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

        Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Section 406 of ERISA or Section 4975 of the Code. However, such plans may be subject to the provisions of applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Fiduciaries of such plans should consider applicable Similar Law when investing in the securities. Each fiduciary of such a plan will be deemed to represent that the plan's acquisition and holding of the securities will not result in a non-exempt violation of applicable Similar Law.

EXPERTS

        The consolidated financial statements and the related financial statement schedules included or incorporated by reference in our Annual Report on Form 10-K for the year ended November 30, 2003 have been incorporated by reference in this prospectus and have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated in this prospectus by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        With respect to the unaudited interim financial information for the periods ended February 29, 2004, May 31, 2004, August 31, 2004, February 28, 2003, May 31, 2003 and August 31, 2003, which is incorporated by reference in this prospectus, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in our Quarterly Reports on Form 10-Q for the quarters ended February 29, 2004, May 31, 2004 and August 31, 2004, which are incorporated by reference in this prospectus, they did not audit and they do not express an opinion on the interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by Deloitte & Touche LLP within the meaning of Sections 7 and 11 of the Securities Act.

VALIDITY OF THE SECURITIES

        The validity of the debt securities, the warrants, the preferred stock and the depositary shares will be passed on for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

        You should only rely on the information contained in this pricing supplement, the accompanying prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this pricing supplement, the accompanying prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This pricing supplement, the accompanying prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. You should not under any circumstances assume that the information in this pricing supplement, the accompanying prospectus supplement and prospectus is correct on any date after their respective dates.

The Bear Stearns
Companies Inc.

$1,350,000

Medium-Term Notes, Series B

12.0% Annualized Coupon, Payable as a
Single Coupon Payment of 6.0% of Par at
Maturity, due October 2, 2006
Linked to the Common Stock of Exxon
Mobil Corporation, Common Stock of
ConocoPhillips and Common Stock of
Halliburton Company

Due October 2, 2006

PRICING SUPPLEMENT

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RETURN ON THE NOTES
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REFERENCE ASSET
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
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TABLE OF CONTENTS
WHERE YOU CAN FIND MORE INFORMATION
THE BEAR STEARNS COMPANIES INC.
USE OF PROCEEDS
RATIO INFORMATION
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEPOSITARY SHARES
BOOK-ENTRY PROCEDURES AND SETTLEMENT
LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS
PLAN OF DISTRIBUTION
ERISA CONSIDERATIONS
EXPERTS
VALIDITY OF THE SECURITIES